                                                                    Exhibit 4.1







                                RIGHTS AGREEMENT



                          DATED AS OF NOVEMBER 5, 1997



                                 BY AND BETWEEN



                            ROCKY SHOES & BOOTS, INC.



                                       AND



                              THE FIFTH THIRD BANK



                                 AS RIGHTS AGENT

                                TABLE OF CONTENTS

                                                                                                               Page

Section 1.      Certain Definitions............................................................................2

Section 2.      Appointment of Rights Agent....................................................................7

Section 3.      Issuance of Right Certificates.................................................................7

Section 4.      Form of Right Certificates.....................................................................9

Section 5.      Countersignature and Registration..............................................................9

Section 6.      Transfer, Split Up, Combination and Exchange of Rights
                Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates.........................10

Section 7.      Exercise of Rights............................................................................10

Section 8.      Cancellation and Destruction of Right Certificates............................................12

Section 9.      Reservation and Availability of Capital Stock.................................................13

Section 10      Securities Record Date........................................................................13

Section 11.     Adjustment of Exercise Price, Number of Shares Issuable
                Upon Exercise of Rights or Number of Rights...................................................14

Section 12.     Certificate of Adjusted Exercise Price or Number of Shares
                Issuable Upon Exercise of Rights..............................................................19

Section 13.     Consolidation, Merger, or Sale or Transfer of
                Assets or Earning Power.......................................................................19

Section 14.     Fractional Rights and Fractional Shares.......................................................22

Section 15.     Rights of Action..............................................................................22

Section 16.     Agreement of Right Holders....................................................................23

Section 17.     Right Holder and Right Certificate Holder
                Not Deemed a Shareholder......................................................................23


Section 18.     Concerning the Rights Agent...................................................................23

Section 19.     Merger or Consolidation or Change of Name of Rights Agent.....................................24

Section 20.     Duties of Rights Agent........................................................................25

Section 21.     Change of Rights Agent........................................................................26

Section 22.     Issuance of New Right Certificates............................................................27

Section 23.     Redemption of Rights..........................................................................27

Section 24.     Exchange of Rights............................................................................28

Section 25.     Notice of Certain Events......................................................................29

Section 26.     Notices    ...................................................................................30

Section 27.     Supplements and Amendments....................................................................31

Section 28      Certain Covenants.............................................................................31

Section 29.     Successors....................................................................................32

Section 30.     Benefits of this Agreement....................................................................32

Section 31.     Severability..................................................................................32

Section 32.     Governing Law.................................................................................32

Section 33.     Counterparts..................................................................................32

Section 34.     Descriptive Headings..........................................................................32

                                TABLE OF EXHIBITS



Exhibit A         Second Amended and Restated Articles of Incorporation

Exhibit B         Form of Right Certificate

Exhibit C         Form of Summary of the Rights

                                RIGHTS AGREEMENT


         This Rights Agreement ("Agreement") is made and entered into as of November 5, 1997, by and between ROCKY SHOES & BOOTS, INC., an Ohio corporation (the "Company"), and THE FIFTH THIRD BANK, an Ohio Banking corporation (the "Rights Agent").


                  WHEREAS, the Board of Directors of the Company has authorized and declared a dividend of one preferred stock purchase right (a "Right") for each Common Share (as hereinafter defined) of the Company, which dividend is payable on November 24, 1997 (the "Record Date"), to the holders of record of Common Shares as of the Close of Business (as hereinafter defined) on such date;

                  WHEREAS, the Board of Directors of the Company has further authorized and directed the issuance of one (subject to adjustment of such number as provided in this Agreement) Right for (A) each Common Share that shall be issued by the Company at any time after the Record Date and prior to the earliest of the date of the first Section 11(a)(ii) Event, the date of the first Section 13(a) Event, the Redemption Date or the Expiration Date (as such terms are hereinafter defined), and
                  (B) each Common Share that shall be issued by the Company at any time on or after the earlier of the date of the first
                  Section 11(a)(ii) Event or the date of the first Section 13(a) Event and prior to the earlier of the Redemption Date or the Expiration Date pursuant to the exercise of conversion rights, exchange rights, rights (other than Rights), warrants or options that shall have been issued or granted prior to the earlier of the date of the first Section 11(a)(ii) Event or the date of the first Section 13(a) Event, unless the Board of Directors shall provide otherwise at the time of the issuance or grant of such conversion rights, exchange rights, rights (other than Rights), warrants or options; and

                  WHEREAS, in connection with the matters referred to herein, the Company desires to appoint the Rights Agent to act on behalf of the Company for the benefit of the holders of Rights, and the Rights Agent is willing so to act;

                  NOW, THEREFORE, in consideration of the foregoing recitals and the mutual agreements set forth herein, and for the benefit of the holders of Rights, the parties hereto hereby agree as follows:

SECTION 1. CERTAIN DEFINITIONS.

         For purposes of this Agreement, the following terms have the meanings indicated:

         (a) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act, as in effect on the date hereof.

         (b) A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "Beneficially Own":

                  (i) any securities that such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Rule 13d-3 promulgated under the Exchange Act, in each case as in effect on the date hereof;

                  (ii) any securities that such Person or any of such Person's Affiliates or Associates has the right to acquire (whether such right is exercisable immediately, or only after the passage of time, compliance with regulatory requirements, the fulfillment of a condition, or otherwise) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise, provided that a Person shall not be deemed the Beneficial Owner of, or to Beneficially Own, securities tendered pursuant to a tender offer or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange;

                  (iii) any securities that such Person or any of such Person's Affiliates or Associates has the right to vote, alone or in concert with others, pursuant to any agreement, arrangement or understanding, provided that a Person shall not be deemed the Beneficial Owner of, or to Beneficially Own, any security if the agreement, arrangement or understanding to vote such security (A) arises solely from a revocable proxy given to such Person or any of such Person's Affiliates or Associates in response to a public proxy solicitation made pursuant to and in accordance with the applicable rules and regulations of the Exchange Act, and (B) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report);

                  (iv) any securities that are Beneficially Owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (other than voting pursuant to a revocable proxy as described in the proviso to
         Section 1(b)(iii) hereof) or disposing of any securities of the Company; and

                  (v) on any day on or after the Distribution Date, all Rights that prior to such date were represented by certificates for Common Shares that such Person Beneficially Owns on such day.

Notwithstanding anything to the contrary in this Section 1(b), a Person engaged in business as an underwriter of securities shall not be deemed to be the Beneficial Owner of, or to Beneficially Own, any securities acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of 40 days after the date of such acquisition.

         (c) "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Ohio are authorized or obligated by law or executive order to close.

         (d) "Close of Business" on any given date shall mean 5:00 o'clock p.m., Cincinnati, Ohio time, on such date; provided, however, that if such date is not a Business Day, it shall mean 5:00 o'clock p.m., Cincinnati, Ohio time, on the next succeeding Business Day.

         (e) "Closing Price" of a stock or other security on any day shall be the last sale price, regular way, per share of such stock or unit of such other security on such day or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if such stock or other security is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such stock or other security is listed or admitted to trading or, if such stock or other security is not listed or admitted to trading on any national securities exchange, the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("Nasdaq") or such other system then in use or, if on any such date such stock or other security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker that makes a market in such stock or other security and that is selected by the Board of Directors of the Company.

         (f) "Common Share" shall mean one share of the Common Stock, no par value, of the Company, unless used with reference to a Person other than the Company, in which case it shall mean one share of the class of capital stock (or equity interest) of such other Person having the greatest voting power per share or, if such Person is a Subsidiary of another Person, of the Person that ultimately controls such Person.

         (g) "Common Share Equivalent" shall have the meaning ascribed to it in
Section 11(a)(iii) hereof.

         (h) "Current Market Price" per share of a stock or unit of any other security on any date shall mean the average of the daily Closing Prices of such stock or other security for the 30 consecutive Trading Days through and including the Trading Day immediately preceding the date in question; provided, however, that if any event shall have caused the Closing Price on any Trading Day during such 30-day period not to be fully comparable with the Closing Price on the date in question (or, if no Closing Price is available on the date in question, on the Trading Day immediately preceding the date in question), then each such noncomparable Closing Price so used shall be appropriately adjusted by the Board of Directors of the Company in order to make the Closing Price on each Trading Day during the period used for the determination of the Current Market Price fully comparable with the Closing Price on such date in question (or, if applicable, the immediately preceding Trading Day). "Current Market Price" per share of any stock or unit of such other security that is not publicly held or so listed or traded, and "Current Market Price" of any other property, shall mean the fair value per share of such stock or unit of such other security, or the fair value of such other property, respectively, as determined in good faith by the Board of Directors of the Company based upon such appraisals or valuation reports of such independent experts as the Board of Directors shall in good faith determine appropriate, which determination shall be described in a statement filed by the Company with the Rights Agent.

         (i) "Distribution Date" shall have the meaning ascribed to it in
Section 3 hereof.

         (j) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         (k) "Exchange Ratio" shall have the meaning ascribed to it in Section 24(a) hereof.

         (l) "Exempt Person" shall mean the Company, any wholly-owned Subsidiary of the Company, any employee benefit plan of the Company or of a Subsidiary of the Company, and any Person holding Voting Shares for or pursuant to the terms of any such employee benefit plan.

         (m) "Exercise Price" shall have the meaning ascribed to it in Section 7(c) hereof.

         (n) "Expiration Date" shall mean November 5, 2007, unless the Distribution Date shall occur on or prior to such date and the Rights shall have separated from the Common Shares pursuant to the terms of this Agreement, in which case "Expiration Date" shall mean the date which is the tenth anniversary of the Distribution Date.

         (o) "Person" shall mean any individual, firm, partnership, corporation, association, group (as such term is used in Rule 13d-5 promulgated under the Exchange Act as in effect on the date hereof) or other entity, and shall include any successor (by merger or otherwise) of such entity.

         (p) "Preferred Share" shall mean one share of the Series B Junior Participating Cumulative Preferred Stock, no par value, of the Company, which shall have the rights and preferences set forth in the Form of Second Amended and Restated Articles of Incorporation attached hereto as Exhibit A.

         (q) "Preferred Share Equivalents" shall have the meaning ascribed to it in Section 11(b) hereof.

         (r) "Record Date" shall have the meaning ascribed to it in the recitals hereto.

         (s) "Redemption Date" shall mean the date of the action of the Board of Directors of the Company authorizing and directing the redemption of the Rights pursuant to Section 23(a) hereof or the exchange of the Rights pursuant to
Section 24(a) hereof.

         (t) "Redemption Price" shall have the meaning ascribed to it in Section 23(a) hereof.

         (u) "Right" shall have the meaning ascribed to it in the recitals hereto.

         (v) "Rights Agent" shall have the meaning ascribed to it in the recitals hereto.

         (w) "Section 11(a)(ii) Event" shall have the meaning ascribed to it in
Section 11(a)(ii) hereof.

         (x) "Section 13(a) Event" shall have the meaning ascribed to it in
Section 13(a) hereof.

         (y) "Securities Act" shall mean the Securities Act of 1933, as amended.

         (z) "Subsidiary" of any Person shall mean any corporation or other Person of which equity securities or equity interests representing a majority of the voting power are owned, directly or indirectly, or which is effectively controlled, by such Person.

         (aa) "Surviving Person" shall have the meaning ascribed to it in
Section 13(a) hereof.

         (bb) "Trading Day" shall mean, as to any stock or other security, a day on which the principal national securities exchange on which such stock or other security is listed or admitted to trading is open for the transaction of business or, if such stock or other security is not listed or admitted to trading on any national securities exchange, a Business Day.

         (cc) "Unavailable Adjustment Shares" has the meaning ascribed to it in
Section 11(a)(iii) hereof.

         (dd) "Voting Share" shall mean (i) a Common Share of the Company and
(ii) any other share of capital stock of the Company entitled to vote generally in the election of directors or entitled to vote together with the Common Shares in respect of any merger, consolidation, sale of all or substantially all of the Company's assets, liquidation, dissolution or winding up. References in this Agreement to a percentage or portion of the outstanding Voting Shares shall be deemed a reference to the percentage or portion of the total votes entitled to be cast by the holders of the outstanding Voting Shares.

         (ee) "20% Ownership Date" shall mean the first date after the declaration by the Board of Directors referred to in the first recital hereto of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) of the Exchange
Act) by the Company or a 20% Shareholder containing the facts by virtue of which a Person has become a 20% Shareholder.

         (ff) "20% Shareholder" shall mean any Person that, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of such number of Voting Shares of the Company as constitutes a percentage of the then outstanding Voting Shares that is equal to or greater than 20%; provided, however, that the term "20% Shareholder" shall not include: (i) an Exempt Person; (ii) any Person that, together with all Affiliates and Associates of such Person, became the Beneficial Owner of 20% or more of the Voting Shares of the Company on or prior to November 5, 1997 ("Existing Owner"), unless and until such Existing Owner, after November 5, 1997, becomes the Beneficial Owner of additional Voting Shares representing 1% or more of the Voting Shares or, after first becoming the Beneficial Owner of less than 20% of the Voting Shares, again becomes the owner of 20% or more of the Voting Shares; or (iii) any Person if such Person would not otherwise be a 20% Shareholder but for a reduction in the number of outstanding Voting Shares resulting from a stock repurchase program or other similar plan of the Company or from a self-tender offer of the Company, which plan or tender offer commenced on or after the date hereof, provided, however, that the term "20% Shareholder" shall include such Person from and after the first date upon which (A) such Person, since the date of the commencement of such plan or tender offer, shall have acquired Beneficial Ownership of, in the aggregate, a number of Voting Shares of the Company equal to 1% or more of the Voting Shares of the Company then outstanding and (B) such Person, together with all Affiliates and Associates of such Person, shall Beneficially Own 20% or more of the Voting Shares of the Company then outstanding. In calculating the percentage of the outstanding Voting Shares that are Beneficially Owned by a Person for purposes of this subsection (ff), Voting Shares that are Beneficially Owned by such Person shall be deemed outstanding, and Voting Shares that are not Beneficially Owned by such Person and that are subject to issuance upon the exercise or conversion of outstanding conversion rights, exchange rights, rights (other than Rights), warrants or options shall not be deemed outstanding. Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that a Person that would otherwise be a 20% Shareholder pursuant to the foregoing provisions of this
Section 1(ff) and Section 1(b) hereof has become such inadvertently, and such Person (a) promptly notifies the Board of Directors of such status and (b) as promptly as practicable thereafter, either divests of a sufficient number of Voting Shares so that such Person would no longer be a 20% Shareholder, or causes any other circumstance, such as the existence of an agreement respecting Voting Shares, to be eliminated such that such Person would no longer be a 20% Shareholder as defined pursuant to this Section 1(ff) and 1(b), then such Person shall not be deemed to be a 20% Shareholder for any purposes of this Agreement. Any determination made by the Board of Directors of the Company as to whether any Person is or is not a 20% Shareholder shall be conclusive and binding upon all holders of Rights.

SECTION 2. APPOINTMENT OF RIGHTS AGENT.

         The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of Rights in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable, upon ten days' prior written notice to the Rights Agent. The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such co-Rights Agent.

SECTION 3. ISSUANCE OF RIGHT CERTIFICATES.

         (a) "Distribution Date" shall mean the date, after the date hereof, that is the earliest of (i) the tenth Business Day (or such later day as shall be designated by the Board of Directors of the Company) following the date of the commencement of, or the first public announcement of the intent of any Person, other than an Exempt Person, to commence, a tender offer or exchange offer, the consummation of which would cause any Person to become a 20% Shareholder, (ii) the date of the first Section 11(a)(ii) Event or (iii) the date of the first Section 13(a) Event.

         (b) Until the Distribution Date, (i) the Rights shall be represented by certificates for Common Shares (all of which certificates for Common Shares shall be deemed to be Right Certificates) and not by separate Right Certificates, (ii) the record holder of the Common Shares represented by each of such certificates shall be the record holder of the Rights represented thereby and (iii) the Rights shall be transferable only in connection with the transfer of Common Shares. Until the earliest of the Distribution Date, the Redemption Date or the Expiration Date, the surrender for transfer of such certificates for Common Shares shall also constitute the surrender for transfer of the Rights represented thereby.

         (c) As soon as practicable after the Distribution Date, and after notification by the Company, the Rights Agent shall send, at the Company's expense, by first-class, postage-prepaid mail to each record holder of Common Shares, as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, a Right Certificate substantially in the form of Exhibit B hereto representing one Right for each Common Share so held. From and after the Distribution Date, the Rights shall be represented solely by such Right Certificates and may only be transferred by the transfer of such Right Certificates, and the holders of such Right Certificates, as listed in the records of the Company or any transfer agent or registrar for such Rights, shall be the record holders of such Rights.

         (d) As soon as practicable after the Record Date, the Company shall send a copy of a Summary of the Rights in substantially the form attached hereto as Exhibit C by first-class, postage-prepaid mail to each record holder of Common Shares as of the Close of Business on the Record Date at the address of such holder shown on the records of the Company.

         (e) Certificates for Common Shares issued at any time after the Record Date and prior to the earliest of the Distribution Date, the Redemption Date or the Expiration Date, shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

                           This certificate also represents Rights that entitle
                  the holder hereof to certain rights as set forth in a Rights Agreement dated as of November 5, 1997 by and between the Corporation and The Fifth Third Bank, as Rights Agent (the "Rights Agreement"), the terms and conditions of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Corporation.

                           Under certain circumstances specified in the Rights
                  Agreement, such Rights will be represented by separate certificates and will no longer be represented by this certificate. Under certain circumstances specified in the Rights Agreement, Rights beneficially owned by certain persons may become null and void. The Corporation will mail to the record holder of this certificate a copy of the Rights Agreement without charge promptly following receipt of a written request therefor.

         (f) Certificates for Common Shares issued at any time on or after the Distribution Date and prior to the earlier of the Redemption Date or the Expiration Date shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

                           This certificate does not represent any Right issued
                  pursuant to the terms of a Rights Agreement dated as of November 5, 1997 by and between the Corporation and The Fifth Third Bank, as Rights Agent.

         (g) In the event that at any time on or after the earlier of the date of the first Section 11(a)(ii) Event or the date of the first Section 13(a) Event and prior to the earlier of the Redemption Date or the Expiration Date, the Company shall issue any Common Shares pursuant to the exercise of conversion rights, exchange rights, rights (other than Rights), warrants or options that shall have been issued or granted prior to the earlier of the date of the first
Section 11(a)(ii) Event or the date of the first Section 13(a) Event, then, unless the Board of Directors of the Company shall have provided otherwise at the time of the issuance or grant of such conversion rights, exchange rights, rights (other than Rights), warrants or options, the Rights Agent shall, as soon as practicable after the date of such event, send by first-class, postage-prepaid mail to the record holder of such Common Shares, at the address of such holder as shown on the records of the Company, a Right Certificate substantially in the form of Exhibit B hereto representing one Right for each Common Share so issued.

         (h) Notwithstanding the foregoing provisions of this Section 3, the Rights Agent shall not send any Right Certificate to any 20% Shareholder or any of its Affiliates or Associates or to any Person if the Rights held by such Person are Beneficially Owned by a 20% Shareholder or any of its Affiliates or Associates. Any determination made by the Board of Directors of the Company as to whether any Common Shares are or were Beneficially Owned at any time by a 20% Shareholder or an Affiliate or Associate of a 20% Shareholder shall be conclusive and binding upon all holders of Rights.

SECTION 4. FORM OF RIGHT CERTIFICATES.

         The Right Certificates and the form of assignment, including certificate, and the form of election to purchase, including certificate, printed on the reverse thereof, when, as and if issued, shall be substantially the same as Exhibit B hereto, and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange upon which the Rights or the securities of the Company issuable upon exercise of the Rights may from time to time be listed, or to conform to usage. Subject to Section 22 hereof, Right Certificates, whenever issued, that are issued in respect of Common Shares that were issued and outstanding as of the Close of Business on the Distribution Date, shall be dated as of the Distribution Date.

SECTION 5. COUNTERSIGNATURE AND REGISTRATION.

         (a) The Right Certificates shall be executed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its President or any Vice President, either manually or by facsimile signature, and may have affixed thereto the Company's seal or a facsimile thereof attested by its Secretary or any Assistant Secretary, either manually or by facsimile signature. The Right Certificates shall be countersigned by an authorized signatory of the Rights Agent (which need not be the same authorized signatory for all of the Right Certificates) and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates may nevertheless be countersigned by an authorized signatory of the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company. Any Right Certificate may be signed on behalf of the Company by any person who at the actual date of such execution shall be a proper officer of the Company to sign such Right Certificate, even though such person was not such an officer at the date of the execution of this Agreement.

         (b) Following the Distribution Date, the Rights Agent shall keep or cause to be kept at its offices in Cincinnati, Ohio books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of Right

Certificates, the number of Rights represented on its face by each Right Certificate and the date of each Right Certificate.

SECTION 6. TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE OF RIGHT CERTIFICATES;
           MUTILATED, DESTROYED, LOST OR STOLEN RIGHT CERTIFICATES.

         (a) Subject to the provisions of Sections 6(c), 7(d) and 14 hereof, at any time after the Close of Business on the Distribution Date, and so long as the Rights represented thereby remain outstanding, any one or more Right Certificates may be transferred, split up, combined or exchanged for one or more Right Certificates representing the same aggregate number of Rights as the Right Certificates surrendered. Any registered holder desiring to transfer, split up, combine or exchange one or more Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificates to be transferred, split up, combined or exchanged at the office of the Rights Agent with the form of assignment, including certificate, on the reverse side thereof completed and duly executed, with signature guaranteed and such other and further documentation as the Rights Agent may reasonably request. Thereupon, the Rights Agent shall countersign and deliver to the person entitled thereto one or more Right Certificates, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

         (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them and, at the Company's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of such Right Certificate, if mutilated, along with signature guarantees and such other and further documentation as the Rights Agent may reasonably request, the Company shall issue and deliver to the Rights Agent for delivery to the record holder of such Right Certificate a new Right Certificate of like tenor in lieu of such lost, stolen, destroyed or mutilated Right Certificate.

         (c) Notwithstanding anything to the contrary in this Section 6, the Rights Agent shall not countersign and deliver a Right Certificate to any Person if such Rights Agent knows such Right Certificate represents, or would represent when held by such Person, Rights that had become or would become null and void pursuant to Section 7(d) hereof.

SECTION 7. EXERCISE OF RIGHTS.

         (a) Until the Distribution Date, no Right may be exercised.

         (b) Subject to Section 7(d) and (g) hereof and the other provisions of this Agreement, at any time after the Close of Business on the Distribution Date and prior to the Close of Business on the earlier of the Redemption Date or the Expiration Date, the registered holder of any Right Certificate may exercise the Rights represented thereby in whole or in part upon surrender of such

Right Certificate, with the form of election to purchase, including certificate, on the reverse side thereof completed and duly executed, with signature guaranteed, to the Rights Agent at the office or agency of the Rights Agent in Cincinnati, Ohio, along with a signature guarantee and such other and further documentation as the Rights Agent may reasonably request, together with payment of the Exercise Price for each Right exercised. Upon the exercise of an exercisable Right and payment of the Exercise Price in accordance with the provisions of this Agreement, the holder of such Right shall be entitled to receive, subject to adjustment as provided herein, one one-hundredth of a Preferred Share (or, following the occurrence of a Section 11(a)(ii) Event or a Section 13(a) Event, Common Shares, other securities, cash and/or other property in accordance with the provisions of this Agreement).

         (c) The Exercise Price for the exercise of each Right shall initially be $80.00 (Eighty dollars) and shall be payable in lawful money of the United States of America in accordance with Section 7(f) hereof. The Exercise Price and the number of Preferred Shares (or, following the occurrence of a Section 11(a)(ii) Event or a Section 13(a) Event, Common Shares, cash and/or other property in accordance with the provisions of this Agreement) to be acquired upon exercise of a Right shall be subject to adjustment from time to time as provided in Sections 7(e), 11 and 13 hereof and the other provisions of this Agreement.

         (d) Notwithstanding anything in this Agreement to the contrary, from and after the earlier of the date of the first Section 11(a)(ii) Event or the date of the first Section 13(a) Event, any Rights that are or were Beneficially Owned by a 20% Shareholder or any Affiliate or Associate of a 20% Shareholder at any time on or after the Distribution Date shall be null and void, and for all purposes of this Agreement such Rights shall thereafter be deemed not to be outstanding, and any holder of such Rights (whether or not such holder is a 20% Shareholder or an Affiliate or Associate of a 20% Shareholder) shall thereafter have no right to exercise such Rights.

         (e) Prior to the Distribution Date, if the Board of Directors of the Company shall have determined that such action adequately protects the interests of the holders of Rights, the Company may, in its discretion, substitute for all or any portion of the Preferred Shares that would otherwise be issuable (after the Close of Business on the Distribution Date) upon the exercise of each Right and payment of the Exercise Price, (i) cash, (ii) other equity securities of the Company, (iii) debt securities of the Company, (iv) other property, or (v) any combination of the foregoing, in each case having an aggregate Current Market Price equal to the aggregate Current Market Price of the Preferred Shares for which substitution is made. Subject to Section 7(d) hereof, in the event that the Company takes any action pursuant to this Section 7(e), such action shall apply uniformly to all outstanding Rights.

         (f) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase, including certificate, completed and duly executed, with signature guaranteed, accompanied by payment of the Exercise Price for each Right to be exercised and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 9 hereof by certified check or cashier's check payable to the order of the

Company, the Rights Agent shall thereupon promptly (i) requisition from the transfer agent of the Preferred Shares (or, following the occurrence of a Section 11(a)(ii) Event or a Section 13(a) Event, Common Shares, other securities, cash and/or other property in accordance with the provisions of this Agreement), certificates for the number of Preferred Shares (or such other securities) to be purchased, and the Company hereby irrevocably authorizes such transfer agent to comply with all such requests, and/or, as provided in Section 14 hereof, requisition from the depositary agent described therein depositary receipts representing such number of one-hundredths of a Preferred Share (or such other securities) as are to be purchased (in which case certificates for the Preferred Shares (or such other securities) represented by such receipts shall be deposited by the transfer agent with such depositary agent) and the Company hereby directs such depositary agent to comply with such request, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional Preferred Shares (or such other securities) in accordance with Section 14 hereof, (iii) after receipt of such certificates, depositary receipts or cash, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and (iv) when appropriate, after receipt thereof, deliver such cash to or upon the order of the registered holder of such Right Certificate.

         (g) Notwithstanding the foregoing provisions of this Section 7, the exercisability of the Rights shall be suspended for such period as shall reasonably be necessary for the Company to register under the Securities Act and any applicable securities law of any jurisdiction the Preferred Shares to be issued pursuant to the exercise of the Rights; provided, however, that nothing contained in this Section 7 shall relieve the Company of its obligations under
Section 9(c) hereof.

         (h) In case the registered holder of any Right Certificate shall exercise less than all of the Rights represented thereby, a new Right Certificate representing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to such holder's duly authorized assigns, subject to the provisions of Section 14 hereof.

SECTION 8. CANCELLATION AND DESTRUCTION OF RIGHT CERTIFICATES.

         All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Right Certificates to the Company or shall, at the written request of the Company, destroy such canceled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

SECTION 9. RESERVATION AND AVAILABILITY OF CAPITAL STOCK.

         (a) Subject to Section 7(e) hereof, the Company shall cause to be reserved and kept available out of its authorized and unissued equity securities (or out of its authorized and issued equity securities held in its treasury), the number of such equity securities that will from time to time be sufficient to permit the exercise in full of all outstanding Rights.

         (b) In the event that any securities issuable upon exercise of the Rights are listed on any national securities exchange, the Company shall use its best efforts, from and after such time as the Rights become exercisable, to cause all such securities issued or reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

         (c) If necessary to permit the issuance of securities upon exercise of the Rights, the Company shall use its best efforts, from and after the Distribution Date, to register such securities under the Securities Act and any applicable securities laws and to keep such registration effective until the earlier of the Redemption Date or the Expiration Date.

         (d) The Company shall take all such action as may be necessary to ensure that all securities delivered upon exercise of the Rights shall, at the time of delivery of the certificates for such securities (subject to payment of the Exercise Price), be duly and validly authorized and issued and fully paid and nonassessable securities.

         (e) The Company shall pay when due and payable any and all federal and state transfer taxes and charges that may be payable in respect of the issuance or delivery of the Right Certificates or of any securities upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax that may be payable in respect of any transfer or delivery of a Right Certificate to a Person other than, or the issuance or delivery of a certificate for securities in respect of a name other than that of, the registered holder of the Right Certificate representing Rights surrendered for exercise, or to issue or deliver any certificate for securities upon the exercise of any Right until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

         (f) With respect to the Common Shares and/or other securities issuable pursuant to Section 11(a)(ii) and (iii) hereof, the foregoing covenants shall be applicable only upon and following the occurrence of a Section 11(a)(ii) Event.

SECTION 10. SECURITIES RECORD DATE.

         Each person in whose name any certificate for securities of the Company is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the securities represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate representing such Rights was duly surrendered and payment of the Exercise Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the securities transfer books of the Company are closed, such person shall be deemed to have become the record holder of such securities on, and such certificate shall be dated, the next succeeding Business Day on which the securities transfer books of the Company are open.

SECTION 11. ADJUSTMENT OF EXERCISE PRICE, NUMBER OF SHARES ISSUABLE UPON EXERCISE OF RIGHTS OR NUMBER OF RIGHTS.

         The Exercise Price, the number and kind of securities that may be purchased upon exercise of a Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

         (a) (i) In the event that the Company shall at any time after the Close of Business on the Record Date and prior to the Close of Business on the earlier of the Redemption Date or the Expiration Date (A) declare or pay any dividend on the Preferred Shares payable in Preferred Shares or Voting Shares, (B) subdivide the outstanding Preferred Shares, (C) combine the outstanding Preferred Shares into a smaller number of Preferred Shares or (D) issue Preferred Shares or Voting Shares in a reclassification of the Preferred Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), then, and upon each such event, the number and kind of Preferred Shares or other securities issuable upon the exercise of a Right on the date of such event shall be proportionately adjusted so that the holder of any Right exercised on or after such date shall be entitled to receive, upon the exercise thereof and payment of the Exercise Price, the aggregate number and kind of Preferred Shares or other securities or other property, as the case may be, that, if such Right had been exercised immediately prior to such date and at a time when such Right was exercisable and the transfer books of the Company were open, such holder would have owned upon such exercise and would have been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. If an event occurs that would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to
         Section 11(a)(ii) hereof.

                  (ii) In the event (a "Section 11(a)(ii) Event") that a 20% Ownership Date shall have occurred and neither the Redemption Date nor the Expiration Date shall have occurred prior to the tenth Business Day following such 20% Ownership Date, then, and effective as of the end of such tenth Business Day, proper provision shall be made so that except as provided in Section 7(d) hereof, each holder of a Right shall thereafter have the right to receive, upon the exercise thereof in accordance with the terms of this Agreement and payment of the then current Exercise Price, in lieu of the securities or other property otherwise purchasable upon such exercise, such number of Common Shares of the Company as shall equal the result obtained by multiplying the then current Exercise Price by the then number of one-hundredths of a Preferred Share for which a Right was exercisable (or, if the Distribution Date shall not have occurred prior to the date of such Section 11(a)(ii) Event, the number of one-hundredths of a Preferred Share for which a Right would have been exercisable if the Distribution Date had occurred on the Business Day immediately preceding the date of such Section 11(a)(ii) Event) immediately prior to such Section 11(a)(ii) Event, and dividing that product by 50% of the Current Market Price (determined pursuant to Section 11(d) hereof) of a Common Share on the date of occurrence of the relevant Section 11(a)(ii) Event (such number of shares being hereinafter referred to as the "Adjustment Shares"). Successive adjustments shall be made pursuant to this paragraph each time a
         Section 11(a)(ii) Event occurs.

                  (iii) In the event that on the date of a Section 11(a)(ii) Event the aggregate number of Common Shares that are authorized by the Company's Second Amended and Restated Articles of Incorporation but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights is less than the aggregate number of Adjustment Shares thereafter issuable upon the exercise in full of the Rights in accordance with Section 11(a)(ii) hereof (the excess of such number of Adjustment Shares over and above such number of Common Shares being hereinafter referred to as the "Unavailable Adjustment Shares"), then, and upon each such event, the Company shall substitute for the pro rata portion of the Unavailable Adjustment Shares that would otherwise be issuable thereafter upon the exercise of each Right and payment of the Exercise Price, (A) cash, (B) other equity securities of the Company (including, without limitation, shares of preferred stock of the Company or units of such shares having the same Current Market Price as one Common Share (a "Common Share Equivalent")), (C) debt securities of the Company, (D) other property or (E) any combination of the foregoing, in each case having an aggregate Current Market Price equal to the aggregate Current Market Price of the Unavailable Adjustment Shares for which substitution is made. Subject to Section 7(d) hereof, in the event that the Company takes any action pursuant to this Section 11(a)(iii), such action shall apply uniformly to all outstanding Rights.

         (b) In the event that the Company shall, at any time after the Close of Business on the Record Date and prior to the Close of Business on the earlier of the Redemption Date or the Expiration Date, fix a record date prior to the earlier of the Redemption Date or the Expiration Date for the issuance of rights, options or warrants to all holders of Preferred Shares entitling them initially to subscribe for or purchase Preferred Shares (or shares having the same rights, privileges and preferences as the Preferred Shares ("Preferred Share Equivalents")) or securities convertible into Preferred Shares or Preferred Share Equivalents, at a price per Preferred Share or Preferred Share Equivalent (or having a conversion price per share, if a security convertible into Preferred Shares or Preferred Share Equivalents) less than the Current Market Price per Preferred Share on such record date, then, and upon each such event, the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be equal to the sum of the number of Preferred Shares outstanding on such record date plus the number of Preferred Shares that the aggregate offering price of the total number of Preferred Shares and/or Preferred Share Equivalents to be so offered (and/or the aggregate initial conversion price of the convertible securities to be so offered) would purchase at such Current Market Price, and the denominator of which shall be equal to the number of Preferred Shares outstanding on such record date plus the number of additional Preferred Shares and/or Preferred Share Equivalents to be offered for subscription or purchase (or into which the convertible securities to be so offered are initially convertible); provided, however, that if such rights, options or warrants are not exercisable immediately upon issuance but become exercisable only upon the occurrence of a specified event or the passage of a specified period of time, then the adjustment to the Exercise Price shall be made and become effective only upon the occurrence of such event or such passage of time, and such adjustment shall be made as if the record date for the issuance of such rights, options or warrants had been the business day immediately preceding the date upon which such rights, options or warrants became exercisable. Preferred Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment to the Exercise Price shall be made successively whenever such a record date is fixed, and in the event that such rights or warrants are not so issued, the Exercise Price shall be adjusted to be the Exercise Price that would then be in effect if such record date had not been fixed.

         (c) In the event that the Company shall, at any time after the Close of Business on the Record Date and prior to the Close of Business on the earlier of the Redemption Date or the Expiration Date, fix a record date for the making of a distribution to all holders of the Preferred Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the surviving corporation) of securities or assets (other than a distribution of securities for which an adjustment is required under Section 11(a)(i) or (b) hereof or a regular quarterly cash dividend), then the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be equal to the excess of the Current Market Price per Preferred Share on such record date over and above the fair market value of the portion of the securities or assets to be so distributed with respect to one Preferred Share, and the denominator of which shall be equal to such Current Market Price per Preferred Share. Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such a distribution is not so made, the Exercise Price shall be adjusted to be the Exercise Price that would then be in effect if such record date had not been fixed.

         (d) For the purpose of any computation under this Section 11, if the Preferred Shares are not publicly held or traded, the "Current Market Price" per Preferred Share shall be conclusively deemed to be the Current Market Price per Common Share multiplied by 100.

         (e) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Exercise Price; provided, however, that any adjustments that by reason of this Section 11(e) are not required to be made shall be cumulated and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one-hundredth of a Common Share or other share or one-ten thousandth of a Preferred Share, as the case may be.

         (f) If, as a result of an adjustment made pursuant to Section 11(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any securities of the Company other than Preferred Shares, the number of such other securities so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Preferred Shares contained in this
Section 11, and the other provisions of this Agreement with respect to Preferred Shares shall apply on like terms to any such other securities.

         (g) All Rights originally issued by the Company subsequent to any adjustment made to the Exercise Price hereunder shall represent the right to purchase, at the adjusted Exercise Price, the number of one-hundredths of a Preferred Share purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

         (h) Unless the Company shall have exercised its election as provided in
Section 11(i) below, upon each adjustment of the Exercise Price as a result of the calculations made in Sections 11(b) and (c) hereof, each Right outstanding immediately prior to the making of such adjustment shall thereafter represent the right to purchase, at the adjusted Exercise Price, that number of one-hundredths of a Preferred Share (calculated to the nearest one-ten thousandth of a Preferred Share) obtained by multiplying (i) the number of one-hundredths of a Preferred Share purchasable upon the exercise of one Right immediately prior to such adjustment of the Exercise Price by (ii) the Exercise Price in effect immediately prior to such adjustment, and dividing the product so obtained by the Exercise Price in effect immediately after such adjustment.

         (i) The Company may elect, on or after the date of any adjustment of the Exercise Price, to adjust the number of Rights instead of making any adjustment in the number of Preferred Shares purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one one-hundredth of a Right) obtained by dividing the Exercise Price in effect immediately prior to the adjustment of the Exercise Price by the Exercise Price in effect immediately after such adjustment of the Exercise Price. The Company shall make a public announcement of its election to adjust the number of Rights pursuant to this
Section 11(i), indicating the record date for the adjustment and, if known at the time, the amount of the adjustment to be made. Such record date may be the date on which the Exercise Price is adjusted or any day thereafter, but, if separate Right Certificates have been issued, it shall be at least ten days after the date of such public announcement. If separate Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this
Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates representing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment or, at the option of the Company, cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of such adjustment, and upon surrender thereof if required by the Company, new Right Certificates representing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates to be so distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Exercise Price) and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

         (j) Irrespective of any adjustment or change in the Exercise Price or the number of one-hundredths of a Preferred Share issuable upon the exercise of one Right, the Right Certificates theretofore and thereafter issued may continue to express the Exercise Price per one one-hundredth of a Preferred Share and the number of Preferred Shares issuable upon the exercise of one Right that were expressed in the initial Right Certificates issued hereunder.

         (k) Before taking any action that would cause an adjustment reducing the Exercise Price below one one-hundredth of the then par value, if any, of the Preferred Shares issuable upon exercise of the Rights, the Company shall take any corporate action that may, in the advice or opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable one one-hundredths of a Preferred Share at such adjusted Exercise Price.

         (l) In any case in which this Section 11 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer, until the occurrence of such event, the issuance to the holder of any Right exercised after such record date of the number of one-hundredths of a Preferred Share and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of one-hundredths of a Preferred Share and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument representing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

         (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such further adjustments in the number of one-hundredths of a Preferred Share that may be purchased upon exercise of one Right, and such further adjustments in the Exercise Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any (i) consolidation or subdivision of the Preferred Shares, (ii) issuance wholly for cash of any Preferred Shares at less than the Current Market Price thereof,
(iii) issuance wholly for cash of Preferred Shares or securities that by their terms are convertible into or exchangeable for Preferred Shares, (iv) dividends on Preferred Shares payable in Preferred Shares or (v) issuance of rights, options or warrants referred to Section 11(b) hereof, hereafter made by the Company to holders of its Preferred Shares shall not be taxable to such shareholders.

         (n) In the event that the Company shall, at any time after the Close of Business on the Record Date and prior to the Close of Business on the earliest of the date of the first Section 11(a)(ii) Event, the date of the first Section 13(a) Event, the Redemption Date or the Expiration Date, (i) pay any dividend on the Common Shares payable in Common Shares, (ii) subdivide the outstanding Common Shares, (iii) combine the outstanding Common Shares into a smaller number of Common Shares or (iv) issue Common Shares in a reclassification of the Common Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), then, and upon each such event, the Exercise Price to be in effect after such event shall be determined by multiplying the Exercise Price in effect immediately prior to such event by a fraction, the numerator of which shall be equal to the number of Common Shares outstanding immediately prior to such event and the denominator of which shall be equal to the number of Common Shares outstanding immediately after such event. Successive adjustments shall be made pursuant to this Section 11(n) each time such a dividend is paid or such a subdivision, combination or reclassification is effected. If an event occurs that would require an adjustment under both this Section 11(n) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(n) shall be in addition to, and shall be made prior to, any adjustment required pursuant to
Section 11(a)(ii) hereof.

SECTION 12. CERTIFICATE OF ADJUSTED EXERCISE PRICE OR NUMBER OF SHARES ISSUABLE
            UPON EXERCISE OF RIGHTS.

         Whenever an adjustment is made as provided in Section 11 hereof, the Company shall promptly (a) prepare a certificate setting forth such adjustment and a brief statement of the facts giving rise to such adjustment, (b) file with the Rights Agent and with each transfer agent for the securities issuable upon exercise of the Rights a copy of such certificate and (c) mail a brief summary thereof to each holder of Rights in accordance with Section 25 hereof. Notwithstanding the foregoing sentence, the failure of the Company to make such certification or to give such notice shall not affect the validity or the force and effect of such adjustment. Any adjustment to be made pursuant to Sections 11 or 13 hereof shall be effective as of the date of the event giving rise to such adjustment.

SECTION 13. CONSOLIDATION, MERGER, OR SALE OR TRANSFER OF ASSETS OR EARNING
            POWER.

         (a) In the event (a "Section 13(a) Event") that, at any time on or after the 20% Ownership Date and prior to the earlier of the Redemption Date or the Expiration Date, (1) the Company shall, directly or indirectly, consolidate with or merge with and into any other Person and the Company shall not be the continuing or surviving corporation in such consolidation or merger, (2) any Person shall, directly or indirectly, consolidate with or merge with and into the Company and the Company shall be the continuing or surviving corporation in such merger and, in connection with such merger, all or part of the Common Shares shall be changed into or exchanged for stock or other securities of any Person or cash or any other property, or (3) the Company and/or any one or more of its Subsidiaries shall, directly or indirectly, sell or otherwise transfer, in one or more transactions (other than transactions in the ordinary course of business), assets or earning power aggregating more than

50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons other than the Company or one or more of its wholly owned Subsidiaries (such Persons, together with the Persons described in clauses (1) and (2) above shall be collectively referred to in this Section 13 as the "Surviving Person"), then, and in each such case, proper provision shall be made so that:

                  (i) except as provided in Section 7(d) hereof, each holder of a Right shall thereafter have the right to receive, upon the exercise thereof in accordance with the terms of this Agreement and payment of the then current Exercise Price, in lieu of the securities or other property otherwise purchasable upon such exercise, such number of validly authorized and issued, fully paid and nonassessable Common Shares of the Surviving Person as shall be equal to a fraction, the numerator of which is the product of the then current Exercise Price multiplied by the number of one-hundredths of a Preferred Share purchasable upon the exercise of one Right immediately prior to the first Section 13(a) Event (or, if the Distribution Date shall not have occurred prior to the date of such Section 13(a) Event, the number of one-hundredths of a Preferred Share that would have been so purchasable if the Distribution Date had occurred on the Business Day immediately preceding the date of such Section 13(a) Event, or, if a Section 11(a)(ii) Event has occurred prior to such Section 13(a) Event, the product of the number of one-hundredths of a Preferred Share purchasable upon the exercise of a Right (or, if the Distribution Date shall not have occurred prior to the date of such Section 11(a)(ii) Event, the number of one-hundredths of a Preferred Share that would have been so purchasable if the Distribution Date had occurred on the Business Day immediately preceding the date of such Section 11(a)(ii) Event) immediately prior to such Section 11(a)(ii) Event, multiplied by the Exercise Price in effect immediately prior to such Section 11(a)(ii) Event), and the denominator of which is 50% of the Current Market Price per Common Share of the Surviving Person on the date of consummation of such Section 13(a) Event;

                  (ii) the Surviving Person shall thereafter be liable for and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement;

                  (iii) the term, "Company," shall thereafter be deemed to refer to the Surviving Person; and

                  (iv) the Surviving Person shall take such steps (including, but not limited to, the reservation of a sufficient number of its Common Shares in accordance with Section 9 hereof) in connection with such consummation as may be necessary to ensure that the provisions hereof shall thereafter be applicable to its Common Shares thereafter deliverable upon the exercise of Rights.

         (b) Notwithstanding the foregoing, if the Section 13(a) Event is the sale or transfer in one or more transactions of assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole), but less than 100% thereof, then each Person acquiring all or a portion thereof shall assume the obligations of the Company as to a fraction of each of the Rights equal to the fraction of the assets of the Company and its Subsidiaries (taken as a whole) acquired by such Person, and the obligations of the Company as to the remaining fraction of each of the Rights shall continue to be the obligations of the Company.

         (c) The Company shall not consummate a Section 13(a) Event unless prior thereto the Company and the Surviving Person shall have executed and delivered to the Rights Agent a supplemental agreement confirming that such Surviving Person shall, upon consummation of such Section 13(a) Event, assume this Agreement in accordance with Section 13 hereof, that all rights of first refusal or preemptive rights in respect of the issuance of Common Shares of such Surviving Person upon exercise of outstanding Rights have been waived and that such Section 13(a) Event shall not result in a default by such Surviving Person under this Agreement, and further providing that, as soon as practicable after the date of consummation of such Section 13(a) Event, such Surviving Person shall:

                  (i) prepare and file a registration statement under the Securities Act with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, use its best efforts to cause such registration statement to become effective as soon as practicable after such filing, use its best efforts to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Expiration Date, and similarly comply with all applicable state securities laws;

                  (ii) use its best efforts to list (or continue the listing of) the Rights and the Common Shares of the Surviving Person purchasable upon exercise of the Rights on a national securities exchange, or use its best efforts to cause the Rights and such Common Shares to meet the eligibility requirements for quotation on Nasdaq; and

                  (iii) deliver to holders of the Rights historical financial statements for such Surviving Person that comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act.

         (d) In the event that at any time after the occurrence of a Section 11(a)(ii) Event some or all of the Rights shall not have been exercised pursuant to Section 11 hereof prior to the date of a Section 13(a) Event, such Rights shall thereafter be exercisable only in the manner described in Section 13(a) hereof. In the event that a Section 11(a)(ii) Event occurs on or after the date of a Section 13(a) Event, Rights shall not be exercisable pursuant to Section 11 hereof but shall instead be exercisable pursuant to, and only pursuant to, this
Section 13.

         (e) The provisions of this Section 13 shall apply to each successive merger, consolidation, sale or other transfer constituting a Section 13(a) Event.

SECTION 14. FRACTIONAL RIGHTS AND FRACTIONAL SHARES.

         (a) The Company shall not be required to issue fractions of Rights or to distribute Right Certificates that represent fractional Rights. If the Company shall determine not to issue such fractional Rights, the Company shall pay to the registered holders of the Right Certificates with respect to which such fractional Rights would otherwise be issuable, at the time such fractional Rights would otherwise have been issued as provided herein, an amount in cash equal to the same fraction of the Current Market Price of a whole Right on the Business Day immediately prior to the date upon which such fractional Rights would otherwise have been issuable.

         (b) The Company shall not be required to issue fractions of Common Shares or Preferred Shares (other than fractions that are integral multiples of one one-hundredth of a Preferred Share) upon exercise of Rights, or to distribute certificates that represent fractional Common Shares or Preferred Shares (other than fractions that are integral multiples of one one-hundredth of a Preferred Share). Fractions of Preferred Shares in integral multiples of one one-hundredth of a Preferred Share may, at the election of the Company, be represented by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it, provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of Preferred Shares. If the Company shall determine not to issue fractional Common Shares or Preferred Shares (or depositary receipts in lieu of Preferred Shares), the Company shall pay to the registered holders of Right Certificates with respect to which such fractional Common Shares or Preferred Shares would otherwise be issuable, at the time such Rights are exercised as provided herein, an amount in cash equal to the same fraction of the Current Market Price of a whole Common Share or Preferred Share, as the case may be. For purposes of this
Section 14(b), the Current Market Price of a whole Common Share or Preferred Share shall be the Closing Price per share for the Trading Day immediately prior to the date of such exercise.

         (c) The holder of a Right, by the acceptance of such Right, expressly waives such holder's right to receive any fractional Rights or any fractional Common Shares or Preferred Shares upon exercise of such Right, except as permitted by this Section 14.

SECTION 15. RIGHTS OF ACTION.

         All rights of action in respect of this Agreement, except the rights of action given to the Rights Agent under Section 18 hereof, are vested in the respective registered holders of the Right Certificates and certificates for Common Shares representing Rights, and any registered holder of any Right Certificate or of such certificate for Common Shares, without the consent of the Rights Agent or of the holder of any other Right Certificate or any other certificate for Common Shares may, in such holder's own behalf and for such holder's own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such holder's right to exercise the Rights represented by such Right Certificate or by such certificate for Common Shares in the manner provided in such Certificate and in this Agreement.

Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance, and injunctive relief against actual or threatened violations, of the obligations of any Person under this Agreement.

SECTION 16.  AGREEMENT OF RIGHT HOLDERS.

         Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and every other holder of a Right that:

         (a) prior to the Distribution Date, the Rights shall be represented by certificates for Common Shares registered in the name of the holders of such Common Shares (which certificates for Common Shares shall also constitute Right Certificates), and each such Right shall be transferable only in connection with the transfer of such Common Shares;

         (b) after the Distribution Date, the Right Certificates shall only be transferable on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer along with a signature guarantee and such other and further documentation as the Rights Agent may reasonably request; and

         (c) the Company and the Rights Agent may deem and treat the person in whose name the Right Certificate is registered as the absolute owner thereof and of the Rights represented thereby (notwithstanding any notations of ownership or writing on the Right Certificate by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

SECTION 17. RIGHT HOLDER AND RIGHT CERTIFICATE HOLDER NOT DEEMED A SHAREHOLDER.

         No holder, as such, of any Right or Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the securities of the Company that may at any time be issuable upon the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right or Right Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, to give or withhold consent to any corporate action, to receive notice of meetings or other actions affecting shareholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, in each case until such Right or the Rights represented by such Right Certificate shall have been exercised in accordance with the provisions hereof.

SECTION 18. CONCERNING THE RIGHTS AGENT.

         (a) The Company agrees to pay to the Rights Agent the compensation agreed to in writing by the Company and the Rights Agent for all services rendered by it hereunder, as well as its reasonable out-of-pocket expenses. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including, without limitation, the costs and expenses of defending against any claim of liability arising under this Agreement.

         (b) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Right Certificate or certificate for the Preferred Shares or Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed and executed by the proper person or persons, or otherwise upon the advice of its counsel as set forth in Section 20 hereof.

SECTION 19. MERGER OR CONSOLIDATION OR CHANGE OF NAME OF RIGHTS AGENT.

         (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust or stock transfer business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any instrument or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. If, at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and if at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in such Right Certificates, and in this Agreement.

         (b) If at any time the name of the Rights Agent shall be changed, and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and if at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in such Right Certificates and in this Agreement.

SECTION 20. DUTIES OF RIGHTS AGENT.

         The Rights Agent undertakes the duties and obligations expressly imposed by this Agreement (and no implied duties or obligations shall be read into this Agreement against the Rights Agent) upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance of the Rights, shall be bound:

         (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such advice or opinion.

         (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer, the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

         (c) The Rights Agent shall be liable hereunder to the Company and any other Person only for its own gross negligence, bad faith or willful misconduct.

         (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement, or in the Right Certificates (except its countersignature thereof), or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

         (e) The Rights Agent is serving as an administrative agent and accordingly, shall not be under any responsibility in respect of the legality or validity of any of the provisions of this Agreement or the execution and delivery hereof (except the due authorization, execution and delivery hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including any Rights becoming null and void pursuant to Section 7(d) hereof) or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Sections 7, 11, 13 and 23 hereof, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights represented by Right Certificates after actual notice that such change or adjustment is required); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Preferred Shares or Common

Shares or other securities to be issued pursuant to this Agreement or any Right Certificate, or as to whether any Preferred Shares or Common Shares or other securities will, when issued, be validly authorized and issued, fully paid and nonassessable.

         (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

         (g) At any time the Rights Agent may apply to the Company for written instructions with respect to any matter arising in connection with the Rights Agent's duties and obligations arising under this Agreement. Such application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent with respect to its duties or obligations under this Agreement and the date on and/or after which such action shall be taken or omitted in accordance with a proposal included in any such application on or after the date specified therein (which date shall be not less than one Business Day after the Company receives such application, without the Company's consent) unless, prior to taking or initiating any such action (or the effective date in the case of an omission), the Rights Agent has received written instructions in response to such application specifying the action to be taken or omitted.

         (h) The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not the Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

         (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided that reasonable care was exercised in the selection thereof.

         (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

SECTION 21. CHANGE OF RIGHTS AGENT.

         The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares and Preferred Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting as such, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit such holder's Right Certificate for inspection by the Company), then the Company shall become the Rights Agent and the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or of the State of Ohio (or of any other state of the United States so long as such corporation is authorized to do business as a banking institution in the State of Ohio), in good standing, that is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and that has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose of this Agreement and so that the successor Rights Agent may appropriately act as Rights Agent hereunder. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares and Preferred Shares, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

SECTION 22. ISSUANCE OF NEW RIGHT CERTIFICATES.

         Notwithstanding any of the provisions of this Agreement or of the Right Certificates to the contrary, the Company may, at its option (subject to Section 4 hereof), issue new Right Certificates in such form as may be approved by the Board of Directors in order to reflect any adjustment or change in the Exercise Price and the number or kind or class of shares or other securities or property purchasable upon exercise of the Rights in accordance with the provisions of this Agreement.

SECTION 23. REDEMPTION OF RIGHTS.

         (a) Until the earliest of (i) the date of the first Section 11(a)(ii) Event, (ii) the date of the first Section 13(a) Event or (iii) the Expiration Date, the Board of Directors of the Company may, at its option, authorize and direct the redemption of all, but not less than all, of the then outstanding

Rights at a redemption price of $0.001 per Right, as such redemption price shall be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (the "Redemption Price"), and the Company shall so redeem the Rights; provided, however, that from and after the first date upon which there shall exist a 20% Shareholder, any redemption of the Rights shall require, in addition to the approval of the Board of Directors of the Company, the approval of a majority of those directors of the Company who were directors prior to such date.

         (b) Immediately upon the action of the Board of Directors of the Company authorizing and directing the redemption of the Rights pursuant to subsection (a) of this Section 23, or at such time and date thereafter as it may specify, and without any further action and without any notice, the right to exercise Rights shall terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. Within ten Business Days after the date of such action, the Company shall give notice of such redemption to the holders of Rights by mailing such notice to all holders of Rights at their last addresses as they appear upon the registry books of the Rights Agent or, if prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares. Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives such notice, but neither the failure to give any such notice nor any defect therein shall affect the legality or validity of such redemption. Each such notice of Redemption shall state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may, directly or indirectly, redeem, acquire or purchase for value any Rights in any manner other than that specifically set forth in Section 24 hereof or in this Section 23, and other than in connection with the purchase of Common Shares prior to the earlier of the date of the first Section 11(a)(ii) Event or the date of the first Section 13(a) Event.

         (c) The Company may, at its option, pay the Redemption Price in cash, Common Shares, Preferred Shares, other equity securities of the Company, debt securities of the Company, other property or any combination of the foregoing, in each case having an aggregate Current Market Price on the Redemption Date equal to the Redemption Price.

SECTION 24. EXCHANGE OF RIGHTS.

         (a) At any time after the 20% Ownership Date and prior to the first date thereafter upon which a 20% Shareholder, together with all Affiliates and Associates of such 20% Shareholder, shall be the Beneficial Owner of 50% or more of the Voting Shares then outstanding, the Board of Directors of the Company may, at its option, except as provided in Section 7(d) hereof, authorize and direct the exchange of all, but not less than all, of the then outstanding Rights for Common Shares at an exchange ratio (the "Exchange Ratio") equal to one Common Share per Right on such date.

         (b) Immediately upon the action of the Board of Directors of the Company authorizing and directing the exchange of the Rights pursuant to subsection (a) of this Section 24, or at such time and date thereafter as it may specify, and without any further action and without any notice, the right to exercise Rights shall terminate and the only right thereafter of the holders of Rights shall be to receive a number of Common Shares equal to the Exchange Ratio. Within ten Business Days after the date of such action, the Company shall give notice of such exchange to the holders of Rights by mailing such notice to all holders of Rights at their last addresses as they appear upon the registry books of the Rights Agent or, if prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares. Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives such notice, but neither the failure to give any such notice nor any defect therein shall affect the legality or validity of such exchange. Each such notice of exchange shall state the method by which the Rights will be exchanged for Common Shares. Neither the Company nor any of its Affiliates or Associates may, directly or indirectly, redeem, acquire or purchase for value any Rights in any manner other than (i) as specifically set forth in Section 23 hereof, (ii) as specifically set forth in this Section 24 or (iii) in connection with the purchase of Common Shares prior to the earlier of the date of the first Section 11(a)(ii) Event or the date of the first Section 13(a) Event.

         (c) In any exchange pursuant to this Section 24, the Company, at its option, may substitute (i) cash, (ii) other equity securities of the Company (including, but not limited to, Common Share Equivalents), (iii) debt securities of the Company, (iv) other property or (v) any combination of the foregoing for the Common Shares exchangeable for Rights, as appropriately adjusted. Subject to
Section 7(d) hereof, in the event that the Company takes any action pursuant to this Section 24, such action shall apply uniformly to all outstanding Rights.

SECTION 25. NOTICE OF CERTAIN EVENTS.

         (a) In the event that the Company shall propose (i) to declare or pay any dividend payable on or make any distribution with respect to its Common Shares or Preferred Shares (other than a regular quarterly cash dividend), (ii) to offer to the holders of its Common Shares or Preferred Shares options, rights or warrants to subscribe for or to purchase any additional shares thereof or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Common Shares or Preferred Shares (other than a reclassification involving only the subdivision of outstanding shares),
(iv) to effect any consolidation or merger with or into, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person or Persons, or (v) to effect the liquidation, dissolution or winding up of the Company, then and in each such case, the Company shall give to each holder of a Right Certificate and to the Rights Agent, in accordance with Section 26 hereof, a notice of such proposed action, that shall specify the record date for the purpose of such dividend or distribution, or the date upon which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up is to take place and the date of participation therein by the holders of record of the Common Shares or Preferred Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 20 days prior to the record date for determining holders of the Common Shares or Preferred Shares for purposes of such action, and in the case of any such other action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the

Common Shares or Preferred Shares, whichever date shall be the earlier. The failure to give the notice required by this Section 25 or any defect therein shall not affect the legality or validity of the action taken by the Company or the vote upon any such action.

         (b) Upon the occurrence of each Section 11(a)(ii) Event and each
Section 13(a) Event, the Company shall as soon as practicable thereafter give to each holder of a Right Certificate and to the Rights Agent, in accordance with
Section 26 hereof, a notice of the occurrence of such event, specifying the event and the consequences of the event to holders of Rights under Sections 11 and 13 hereof.

SECTION 26. NOTICES.

         Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

         Rocky Shoes & Boots, Inc.
         39 East Canal Street
         Nelsonville, Ohio 45764
         Attention:  President

         with a copy to:

         Curtis A. Loveland, Esq.
         Secretary of Rocky Shoes & Boots, Inc.
         Porter, Wright, Morris & Arthur
         41 South High Street
         Columbus, Ohio 43215

         Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) to the principal office of the Rights Agent as follows:

         The Fifth Third Bank
         Number 1090D2
         38 Fountain Square Plaza
         Cincinnati, Ohio 45202
         Attention:  Transfer Agent responsible for Rocky Shoes & Boots, Inc.

         Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

SECTION 27. SUPPLEMENTS AND AMENDMENTS.

         (a) The Board of Directors of the Company may, from time to time, before and after the Distribution Date, without the approval of any holders of Rights, supplement or amend any provision of this Agreement in any manner, whether or not such supplement or amendment is adverse to any holder of Rights, and direct the Rights Agent so to supplement or amend such provision, and the Rights Agent shall so supplement or amend such provision; provided, however, that from and after the earliest of (i) the date of the first Section 11(a)(ii) Event, (ii) the date of the first Section 13(a) Event, (iii) the Redemption Date or (iv) the Expiration Date, this Agreement shall not be supplemented or amended in any manner that would materially and adversely affect any holder of outstanding Rights other than a 20% Shareholder or a Surviving Person; and provided further, however, that from and after the first date upon which there shall exist a 20% Shareholder, this Agreement shall not be supplemented or amended in any manner without the approval of a majority of those directors of the Company who were directors prior to such date.

         (b) From and after the earlier of the date of the first Section 11(a)(ii) Event or the date of the first Section 13(a) Event and prior to the earlier of the Redemption Date or the Expiration Date, the Company shall not effect any amendment to the Second Amended and Restated Articles of Incorporation for the Preferred Shares that would materially and adversely affect the rights, privileges or preferences of the Preferred Shares without the prior approval of the holders of two-thirds or more of the then outstanding Rights.

SECTION 28. CERTAIN COVENANTS.

         Subject to Section 27 hereof and the other provisions of this Agreement, from and after the earlier of the date of the first Section 11(a)(ii) Event or the date of the first Section 13(a) Event and prior to the earlier of the Redemption Date or the Expiration Date, the Company shall not (a) issue or sell, or permit any Subsidiary to issue or sell, to a 20% Shareholder or a Surviving Person, or any Affiliate or Associate of a 20% Shareholder or a Surviving Person, or any Person holding Voting Shares of the Company that are Beneficially Owned by a 20% Shareholder or a Surviving Person, (i) any rights, options, warrants or convertible securities on terms similar to, or that materially adversely affect the value of, the Rights or (ii) Preferred Shares, Common Shares or shares of any other class of capital stock, if such sale is intended to or would materially adversely affect the value of the Rights, or (b) take any other action that is intended to or would materially adversely affect the value of the Rights.

SECTION 29. SUCCESSORS.

         All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

SECTION 30. BENEFITS OF THIS AGREEMENT.

         Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent, the registered holders of the Right Certificates (other than those representing Rights that have become null and void) and the certificates for Common Shares representing Rights (other than those Rights that have become null and void) any legal or equitable right, remedy or claim under this Agreement, and this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent, such registered holders of Right Certificates and such certificates for Common Shares representing Rights.

SECTION 31. SEVERABILITY.

         If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

SECTION 32. GOVERNING LAW.

         This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Ohio and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts made and performed entirely within such state.

SECTION 33. COUNTERPARTS.

         This Agreement may be executed in any number of counterparts and each such counterpart shall for all purposes be deemed to be an original and all such counterparts shall together constitute but one and the same instrument.

SECTION 34. DESCRIPTIVE HEADINGS.

         Descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                 ROCKY SHOES & BOOTS, INC.


                                 By:
                                    -------------------------------------------
                                        Mike Brooks
                                        Chairman of the Board, President and
                                        Chief Executive Officer



                                 THE FIFTH THIRD BANK
                                 as Rights Agent

                                 By:
                                    -------------------------------------------
                                 Name:
                                      -----------------------------------------
                                 Title:
                                       ----------------------------------------

                                   EXHIBIT A








                           SECOND AMENDED AND RESTATED


                            ARTICLES OF INCORPORATION



                                       OF



                            ROCKY SHOES & BOOTS, INC.

                           SECOND AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                            ROCKY SHOES & BOOTS, INC.
                           (adopted November 5, 1997)


         Mike Brooks, President, and Curtis A. Loveland, Secretary, of Rocky Shoes & Boots, Inc. (the "Corporation"), with its principal offices located at Nelsonville, Athens County, Ohio, do hereby certify that pursuant to the authority conferred upon the Board of Directors by the Amended and Restated Articles of Incorporation of the Corporation, the Board of Directors on November 5, 1997, adopted a resolution creating a series of 125,000 (one hundred-twenty five thousand) shares of Voting Preferred Stock, no par value, designated as Series B Junior Participating Cumulative Preferred Stock, and that the Amended and Restated Articles of Incorporation have been amended and restated as follows:

          FIRST: The name of the Corporation shall be Rocky Shoes & Boots, Inc.

          SECOND: The place in Ohio where its principal office is to be located is Athens County, the City of Nelsonville, Ohio.

          THIRD: The purposes for which it is formed are to engage in any business or activity for which corporations may be formed under Sections 1701.01 to 1701.98, inclusive, of the Revised Code of Ohio.

          FOURTH: The total number of shares of all classes of stock which the Corporation shall have the authority to issue is Ten Million Five Hundred Thousand (10,500,000) consisting of:

                    1. Ten Million (10,000,000) shares of Common Stock, without par value (the "Common Stock");

                    2. Two Hundred Fifty Thousand (250,000) shares of Voting Preferred Stock, without par value (the "Voting Preferred Stock"); and

                    3. Two Hundred Fifty Thousand (250,000) shares of Non-Voting Preferred Stock, without par value (the "Non-Voting Preferred Stock").

         A.     Common Stock
                ------------

         The holders of the Common Stock are entitled at all times to one vote for each share and to such dividends as the Board of Directors may in its discretion from time to time legally declare, subject, however, to the voting and dividend rights, if any, of the holders of the Voting Preferred Stock and the Non-Voting Preferred Stock. In the event of any liquidation, dissolution or winding up of the Corporation, the remaining assets of the Corporation after the payment of all debts and necessary expenses shall be distributed among the holders of the Common Stock pro rata in accordance with their respective holdings, subject, however, to the rights of the holders of the Voting Preferred Stock and the Non-Voting Preferred Stock then outstanding. The Common Stock is subject to all of the terms and provisions of the Voting Preferred Stock and the Non-Voting Preferred Stock as fixed by the Board of Directors as hereinafter provided.

         B.     Voting Preferred Stock
                ----------------------

         The Board of Directors is hereby expressly authorized to adopt amendments to the Articles of Incorporation to provide for the issuance of one or more series of Voting Preferred Stock, to establish from time to time the number of shares to be included in each such series, to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof, including without limitation the following, and the shares of each series may vary from the shares of any other series in the following respects:

                (a) the division of such shares into series and the designation and authorized number of shares of each series;

                (b)   the annual dividend rate on the shares;

                (c) the dates of payment of dividends, whether the dividends shall be cumulative and, if cumulative, the date from which dividends shall accumulate;

                (d) the redemption price or prices for the particular series, if redeemable, and the terms and conditions of such redemption;

                (e)   sinking fund requirements, if any;

                (f) the preference, if any, of the shares of such series in the event of any voluntary or involuntary liquidation, dissolution, or winding up of affairs of the Corporation;

                (g) the right, if any, of the shares of such series to be converted into shares of any other series or class and the terms and conditions of such conversion; and

                (h) any other relative rights, preferences, and limitations of that series.

         The holders of Voting Preferred Stock shall be entitled at all times to one vote for each share, voting as a class.

         C.     Non-Voting Preferred Stock
                --------------------------

         The Board of Directors is hereby expressly authorized to adopt amendments to the Articles of Incorporation to provide for the issuance of one or more series of Non-Voting Preferred Stock, and to establish from time to time the number of shares to be included in each such series, to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof, including without limitation the following, and the shares of each series may vary from the shares of any other series in the following respects:

                (a) the division of such shares into series and the designation and authorized number of shares of each series;

                (b)   the annual dividend rate on the shares;

                (c) the dates of payment of dividends, whether the dividends shall be cumulative and, if cumulative, the date from which dividends shall accumulate;

                (d) the redemption price or prices for the particular series, if redeemable, and the terms and conditions of such redemption;

                (e)   sinking fund requirements, if any;

                (f) the preference, if any, of the shares of such series in the event of any voluntary or involuntary liquidation, dissolution, or winding up of affairs of the Corporation;

                (g) the right, if any, of the shares of such series to be converted into shares of any other series or class and the terms and conditions of such conversion; and

                (h) any other relative rights, preferences, and limitations of that series.

         Except as otherwise required by law, no holders of Non-Voting Preferred Stock shall be entitled to vote on any matter submitted to the shareholders of the Corporation.

         D.     Series A Convertible Non-Voting Preferred Stock
                -----------------------------------------------

         There shall be created out of the authorized number of shares of Non-Voting Preferred Stock of the Corporation a series of Non-Voting Preferred Stock designated as Series A Non-Voting Convertible Preferred Stock (the "Series A Stock"), to consist of 125,000 shares, with a stated value of $.06 per share, of which the preferences and relative and other rights, and the qualifications, limitations or restrictions thereof, shall be (in addition to those set forth elsewhere in this Article FOURTH) as follows:

                1. CERTAIN DEFINITIONS. Unless the context otherwise requires, the terms defined in this paragraph shall have, for the purposes of this paragraph and paragraphs 2 through 10 below, the meanings herein specified.

                COMMON STOCK. The term "Common Stock" shall mean all shares now or hereafter authorized of any class of Common Stock of the Corporation and any other shares of the Corporation, howsoever designated, authorized after the Issue Date, which have the right (subject always to prior rights of any class or series of Voting and Non-Voting Preferred Stock) to participate in the distribution of the assets and earnings of the Corporation without limit as to per share amount.

                ISSUE DATE. The term "Issue Date" shall mean the date that shares of Series A Stock are first issued by the Corporation.

                JUNIOR STOCK. The term "Junior Stock" shall mean the Common Stock and any class or series of shares of the Corporation issued after the Issue Date not entitled to receive any assets upon the liquidation, dissolution or winding up of the affairs of the Corporation until the shares of Series A Stock shall have received the Stated Value of all outstanding shares of Series A Stock as of the date of such liquidation, dissolution or winding up, plus any accrued and unpaid dividends to such date.

                PARITY STOCK. The term "Parity Stock" shall mean, for purposes of paragraph 3 below, any class or series of shares of the Corporation issued after the Issue Date entitled to receive assets upon the liquidation, dissolution or winding up of the affairs of the Corporation on a parity with the Series A Stock.

                SENIOR STOCK. The term "Senior Stock" shall mean any class or series of shares of the Corporation issued after the Issue Date ranking senior to the Series A Stock in respect of the right to receive dividends, as discussed in paragraph 2 below, or assets upon the liquidation, dissolution or winding up of the affairs of the Corporation, as discussed in paragraph 3 below.

                STATED VALUE. The term "Stated Value" when used in reference to the Series A Stock shall mean $.06 per share of Series A Stock.

                2. DIVIDEND RATE; Payment. The dividend rate and dates of payment for Series A Stock shall be identical to the Common Stock.

                3. DISTRIBUTIONS UPON LIQUIDATION, DISSOLUTION OR WINDING UP. In the event of any voluntary or involuntary liquidation, subject to the prior preferences and other rights of any shares of Senior Stock, but before any distribution or payment shall be made to the holders of Junior Stock, the holders of the shares of Series A Stock shall be entitled to be paid the Stated Value of all outstanding shares of Series A Stock as of the date of such liquidation or dissolution or such other winding up, plus any accrued and unpaid dividends thereon to such date, in cash or in property taken at its fair value as determined by the Board of Directors, or both, at the election of the Board of Directors. If such payment shall have been made in full to the holders of the Series A Stock, and if payment shall have been made in full to the holders of any Senior Stock and Parity Stock of all amounts to which such holders shall have a preference, then the remaining assets and funds of the Corporation shall be distributed pro rata, on a share-for-share basis, among the holders of shares of Series A Stock, Parity Stock and Junior Stock. If, upon any such liquidation, dissolution or other winding up of the affairs of the Corporation, the net assets of the Corporation distributable among the holders of all outstanding shares of Series A Stock and of any shares of Parity Stock shall be insufficient to permit the payment in full to such holders of the preferential amounts to which they are entitled, then the entire net assets of the Corporation remaining after the distributions to holders of any shares of Senior Stock of the full amounts to which they may be entitled shall be distributed among the holders of the shares of Series A Stock and of any Parity Stock ratably in proportion to the full amounts to which they would otherwise be respectively entitled. Neither the consolidation nor merger of the Corporation into or with another corporation or corporations, nor the sale of all or substantially all of the assets of the Corporation to another corporation shall be deemed a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this paragraph 3.

                4. VOTING RIGHTS. Except as otherwise required by law, no holder of the Series A Stock shall be entitled to vote on any manner submitted to the shareholders of the Corporation.

                5. CONVERSION. Each share of Series A Stock may, at the option of the holder, be converted into one share of Common Stock of the Corporation at any time after the second anniversary of the Issue Date. All remaining issued and outstanding shares of Series A Stock shall, without further action by the holders thereof, convert into an equal number of shares of Common Stock on the fifth anniversary of the Issue Date.

                6. ADJUSTMENTS FOR STOCK SPLITS OR COMBINATIONS. If the Corporation shall at any time or from time to time after the Issue Date of the shares of Series A Stock, effect a stock split or stock dividend or other subdivision of the Common Stock, the Series A Stock shall be proportionately subdivided. Conversely, if the Corporation shall at any time or from time to time after the Issue Date of the Series A Stock, effect a combination of the Common

         Stock, the Series A Stock shall be proportionately combined. In addition to the foregoing adjustment to the number of Series A Stock, the Stated Value shall be proportionately adjusted with any subdivision or combination of the Series A Stock. Any adjustment under this paragraph 6 shall become effective as of the close of business on the date the subdivision or combination becomes effective.

                7. OTHER TERMS. Except as may otherwise be provided in this Article FOURTH or as required by law, the terms of the Series A Stock shall be identical to those of the Common Stock.

                8. HEADINGS OF SUBDIVISIONS. The headings of the paragraphs 1 through 10 hereof are for convenience of reference only and shall not affect the interpretation of the provisions hereof.

                9. SEVERABILITY OF PROVISIONS. If any right, preference or limitation of the Series A Stock set forth in paragraphs 1 through 10 hereof (as may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in paragraphs 1 through 10 hereof (as so amended) which can be given effect without the invalid, unlawful and unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

                10. STATUS OF REACQUIRED SHARES. Upon conversion or redemption of all issued and outstanding shares of Series A Stock, shares reserved for the Series A Stock shall (upon compliance with any applicable provisions of the laws of the State of Ohio) have the status of authorized and unissued Non-Voting Preferred Stock issuable in series undesignated as to series and may be redesignated and reissued.

         E.     Series B Junior Participating Cumulative Preferred Stock.
                ---------------------------------------------------------

         There shall be created out of the authorized number of shares of Voting Preferred Stock of the Corporation a series of Voting Preferred Stock designated as Series B Junior Participating Cumulative Preferred Stock (the "Series B Preferred Stock"), to consist of 125,000 shares, without par value, of which the preferences and relative and other rights, and the qualifications, limitations or restrictions thereof, shall be (in addition to those set forth elsewhere in this Article FOURTH) as follows:

                1.    DIVIDENDS AND DISTRIBUTIONS.

                      (a) The holders of shares of Series B Preferred Stock, in preference to the holders of shares of Common Stock, without par value, of the Corporation (the "Common Stock") and of any other junior stock of the Corporation that may be outstanding, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the tenth day of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series B Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (i) $0.25 per share ($1.00 per annum), or (ii) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock, or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series B Preferred Stock. In the event that the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then and in each such event, the amount to which the holder of each share of Series B Preferred Stock was entitled immediately prior to such event under clause (ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event, and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                      (b) The Corporation shall declare a dividend or distribution on the Series B Preferred Stock as provided in paragraph (a) of this Section 1 immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided, however, that in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $0.25 per share ($1.00 per annum) on the Series B Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                      (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series B Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series B Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a

                      Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series B Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which cases such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall cumulate but shall not bear interest. Dividends paid on the shares of Series B Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series B Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

                2. VOTING RIGHTS. The holders of shares of Series B Preferred Stock shall have the following voting rights:

                      (a) Each share of Series B Preferred Stock shall entitle the holder thereof to 100 votes (and each one one-hundredth of a share of Series B Preferred Stock shall entitle the holder thereof to one vote) on all matters submitted to a vote of the shareholders of the Corporation. In the event that the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then and in each such event, the number of votes per share to which holders of shares of Series B Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event, and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                      (b) Except as otherwise provided in the Second Amended and Restated Articles of Incorporation of the Corporation or by law, the holders of shares of Series B Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

                      (c) In addition, the holders of shares of Series B Preferred Stock shall have the following special voting rights:

                             (i) In the event that at any time dividends on Series B Preferred Stock, whenever accrued and whether or not consecutive, shall not have been paid or declared and a sum sufficient for the payment thereof set aside, in an amount equivalent to six quarterly dividends on all shares of Series B Preferred Stock at the time outstanding, then and in each such event, the holders of shares of Series B Preferred Stock and each other series of preferred stock now or hereafter issued that shall be accorded such class voting right by the Board of Directors and that shall have the right to elect one director (or, in the event any such other series is entitled to a greater number of directors, such number of directors, which shall be cumulative with and not in addition to the director provided for herein, such director or directors being hereinafter referred to as "Special Directors") as the result of a prior or subsequent default in payment of dividends on such series (each such other series being hereinafter called "Other Series of Preferred Stock"), voting separately as a class without regard to series, shall be entitled to elect the Special Director at the next annual meeting of shareholders of the Corporation, in addition to the directors to be elected by the holders of all shares of the Corporation entitled to vote for the election of directors, and the holders of all shares (including the Series B Preferred Stock) otherwise entitled to vote for directors, voting separately as a class, shall be entitled to elect the remaining members of the Board of Directors, provided that the Series B Preferred Stock and each Other Series of Preferred Stock, voting as a class, shall not have the right to elect more than one Special Director (in addition to any Special Director to which the holders of any Other Series of Preferred Stock are then entitled). Such special voting right of the holders of shares of Series B Preferred Stock may be exercised until all dividends in default on the Series B Preferred Stock shall have been paid in full or declared and funds sufficient therefor set aside, and when so paid or provided for, such special voting right of the holders of shares of Series B Preferred Stock shall cease, but subject always to the same provisions for the vesting of such special voting rights in the event of any such future dividend default or defaults.

                             (ii) At any time after such special voting rights shall have so vested in the holders of shares of Series B Preferred Stock, the Chairman of the Board, President, or Chief Executive Officer of the Corporation may, and upon the written request of the holders of record of 10% or more in number of the shares of Series B Preferred Stock and each Other Series of Preferred Stock then outstanding addressed to the President at the principal executive office of the Corporation shall, call a special meeting of the holders of shares of Preferred Stock so entitled to vote, for the election of the Special Directors to be elected by them as herein provided, to be held within 60 days after such call and at the place and upon the notice provided by law and in the Code of Regulations for the holding of meetings of shareholders; provided, however, that the Chairman of the Board, President, or Chief Executive

                             Officer shall not be required to call such special meeting in the case of any such request received less than 90 days before the date fixed for any annual meeting of shareholders, and if in such case such special meeting is not called or held, the holders of shares of Preferred Stock so entitled to vote shall be entitled to exercise the special voting rights provided in this paragraph at such annual meeting. If any such special meeting required to be called as above provided shall not be called by the Chairman of the Board, President, or Chief Executive Officer within 30 days after receipt of any such request, then the holders of record of 10% or more in number of the shares of Series B Preferred Stock and each Other Series of Preferred Stock then outstanding may designate in writing one of their number to call such meeting, and the person so designated may, at the expense of the Corporation, call such meeting to be held at the place and upon the notice given by such person, and for that sole purpose shall have access to the stock books of the Corporation. No such special meeting and no adjournment thereof shall be held on a date later than 60 days before the annual meeting of shareholders. If, at any meeting so called or at any annual meeting held while the holders of shares of Series B Preferred Stock have the special voting rights provided for in this paragraph, the holders of not less than 10% of the aggregate voting power of Series B Preferred Stock and each Other Series of Preferred Stock then outstanding are present in person or by proxy, which percentage shall be sufficient to constitute a quorum for the election of additional directors as herein provided, the then authorized number of directors of the Corporation shall be increased by the number of Special Directors to be elected, as of the time of such special meeting or the time of the first such annual meeting held while such holders have special voting rights and such quorum is present, and the holders of shares of Series B Preferred Stock and each Other Series of Preferred Stock, voting as a class, shall be entitled to elect the Special Director or Directors so provided for. If the directors of the Corporation are then divided into classes under provisions of the Second Amended and Restated Articles of Incorporation of the Corporation or the Code of Regulations, the Special Director or Directors shall belong to each class of directors in which a vacancy is created as a result of such increase in the authorized number of directors. If the foregoing expansion of the size of the Board of Directors shall not be valid under applicable law, then the holders of shares of Series B Preferred Stock and of each Other Series of Preferred Stock, voting as a class, shall be entitled, at the meeting of shareholders at which they would otherwise have voted, to elect a Special Director or Directors to fill any then existing vacancies on the Board of Directors, and shall additionally be entitled, at such meeting and each subsequent meeting of shareholders at which directors are elected, to elect all of the directors then being elected until by such class vote the appropriate number of Special Directors has been so elected.

                             (iii) Upon the election at such meeting by the holders of shares of Series B Preferred Stock and each Other Series of Preferred Stock, voting as a class, of the Special Director or Directors they are entitled so to elect, the persons so elected, together with such persons as may be directors or as may have been elected as directors by the holders of all shares (including Series B Preferred Stock) otherwise entitled to vote for directors, shall constitute the duly elected directors of the Corporation. Each Special Director so elected by holders of shares of Series B Preferred Stock and each Other Series of Preferred Stock, voting as a class, shall serve until the next annual meeting or until their respective successors shall be elected and qualified, or if any such Special Director is a member of a class of directors under provisions dividing the directors into classes, each such Special Director shall serve until the annual meeting at which the term of office of such Special Director's class shall expire or until such Special Director's successor shall be elected and shall qualify, and at each subsequent meeting of shareholders at which the directorship of any Special Director is up for election, said special class voting rights shall apply in the reelection of such Special Director or in the election of such Special Director's successor; provided, however, that whenever the holders of shares of Series B Preferred Stock and each Other Series of Preferred Stock shall be divested of the special rights to elect one or more Special Directors as above provided, the terms of office of all persons elected as Special Directors, or elected to fill any vacancies resulting from the death, resignation, or removal of Special Directors shall forthwith terminate (and the number of directors shall be reduced accordingly).

                             (iv) If, at any time after a special meeting of shareholders or an annual meeting of shareholders at which the holders of shares of Series B Preferred Stock and each Other Series of Preferred Stock, voting as a class, have elected one or more Special Directors as provided above, and while the holders of shares of Series B Preferred Stock and each Other Series of Preferred Stock shall be entitled so to elect one or more Special Directors, the number of Special Directors who have been so elected (or who by reason of one or more resignations, deaths or removals have succeeded any Special Directors so elected) shall by reason of resignation, death or removal be reduced the vacancy in the Special Directors may be filled by any one or more remaining Special Director or Special Directors. In the event that such election shall not occur within 30 days after such vacancy arises, or in the event that there shall not be incumbent at least one Special Director, the Chairman of the Board, President, or Chief Executive Officer of the Corporation may, and upon the written request of the holders of record of 10% or more in number of the shares of Series B Preferred Stock and each Other Series of Preferred Stock then outstanding addressed to the Secretary at the principal office of the Corporation shall, call a special meeting of the holders of shares of Series B Preferred Stock and each Other Series of Preferred Stock so entitled to vote, for an election to fill such vacancy or vacancies, to be held within 60 days after such call and at the place and upon the notice provided by law and in the Code of Regulations for the holding of meetings of shareholders; provided, however, that the Chairman of the Board, President, or Chief Executive Officer shall not be required to call such special meeting in the case of any such request received less than 90 days before the date fixed for any annual meeting of shareholders, and if in such case such special meeting is not called, the holders of shares of Preferred Stock so entitled to vote shall be entitled to fill such vacancy or vacancies at such annual meeting. If any such special meeting required to be called as above provided shall not be called by the Chairman of the Board, President, or Chief Executive Officer within 30 days after receipt of any such request, then the holders of record of 10% or more in number of the shares of Series B Preferred Stock and each Other Series of Preferred Stock then outstanding may designate in writing one of their number to call such meeting, and the person so designated may, at the expense of the Corporation, call such meeting to be held at the place and upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation; no such special meeting and no adjournment thereof shall be held on a date later than 60 days before the annual meeting of shareholders.

                      (d) Nothing herein shall prevent the directors or shareholders from taking any action to increase the number of authorized shares of Series B Preferred Stock, or increasing the number of authorized shares of Preferred Stock of the same class as the Series B Preferred Stock or the number of authorized shares of Common Stock, or changing the par value of the Common Stock or Preferred Stock, or issuing options, warrants or rights to any class of stock of the Corporation as authorized by the Second Amended and Restated Articles of Incorporation of the Corporation, as they may hereafter be amended.

                      (e) Except as set forth herein, holders of shares of Series B Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote as set forth in the Second Amended and Restated Articles of Incorporation of the Corporation or by law) for taking any corporate action.

                3.    CERTAIN RESTRICTIONS.

                      (a) Whenever any dividends or other distributions payable on the Series B Preferred Stock as provided in paragraph 1 hereof are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series B Preferred Stock outstanding shall have been paid in full, the Corporation shall not, directly or indirectly:

                             (i) declare or pay dividends on, or make any other distributions with respect to, any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred Stock;

                             (ii) declare or pay dividends on, or make any other distributions with respect to, any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Preferred Stock, except dividends paid ratably on shares of the Series B Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                             (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series B Preferred Stock; or

                             (iv) purchase or otherwise acquire for
                             consideration any shares of Series B Preferred Stock, or any shares of stock ranking on a parity with the Series B Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                      (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration, directly or indirectly, any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this paragraph 3, purchase or otherwise acquire such shares at such time and in such manner.

                4. REACQUIRED SHARES. Any shares of Series B Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of preferred stock, without designation as to series, and may be reissued as part of any series of preferred stock created by resolution or resolutions of the Board of Directors (including Series B Preferred Stock), subject to the conditions and restrictions on issuance set forth herein.

                5. LIQUIDATION, DISSOLUTION OR WINDING UP. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made to:

                      (a) the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred Stock unless, prior thereto, the holders of shares of Series B Preferred Stock shall have received the greater of (i) $1.00 per share ($0.001 per one one-hundredth of a share), plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (ii) an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock; or

                      (b) the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Preferred Stock, except distributions made ratably on the Series B Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

                      In the event that the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then and in each such event, the aggregate amount to which the holder of each share of Series B Preferred Stock was entitled immediately prior to such event under the proviso in clause (a) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event, and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                6. CONSOLIDATION, MERGER, ETC. In the event that the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, or otherwise changed, then and in each such event, the shares of Series B Preferred

         Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event that the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then and in each such event, the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series B Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event, and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                7. NO REDEMPTION. The shares of Series B Preferred Stock shall not be redeemable. Notwithstanding the foregoing, the Corporation may acquire shares of Series B Preferred Stock in any other manner permitted by law or the Second Amended and Restated Articles of Incorporation of the Corporation.

                8. RANK. Unless otherwise provided in the Second Amended and Restated Articles of Incorporation of the Corporation or an amendment of the Articles of Incorporation relating to a subsequent series of preferred stock of the Corporation, the Series B Preferred Stock shall rank junior to all other series of the Corporation's preferred stock as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up, and senior to the Common Stock of the Corporation.

                9. AMENDMENT. The Second Amended and Restated Articles of Incorporation of the Corporation shall not be amended in any manner that would materially and adversely alter or change the powers, preferences or special rights of the Series B Preferred Stock without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series B Preferred Stock, voting together as a single series.

                10. FRACTIONAL SHARES. Series B Preferred Stock may be issued in fractions of a share (in one one-hundredths (1/100) of a share and integral multiples thereof) that shall entitle the holder thereof, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and have the benefit of all other rights of holders of shares of Series B Preferred Stock.

         FIFTH: The Corporation, through its Board of Directors, shall have the right and power to repurchase any of its outstanding shares at such times, for such consideration and upon such terms and conditions as may be agreed upon between the Corporation and the selling shareholder or shareholders.

        SIXTH: No holders of shares of the Corporation shall have any preemptive right to subscribe for or to purchase any shares of the Corporation of any class, whether now or hereafter authorized.

        SEVENTH: The provisions of Section 1701.831 of the Revised Code of Ohio, as may be amended from time to time, relating to control share acquisitions shall not be applicable to this Corporation.

        EIGHTH: The affirmative vote of the holders of the shares entitling them to exercise two-thirds of the voting power of the corporation shall be required for the approval or authorization of any (i) merger or consolidation of the Corporation with or into any other corporation or (ii) sale, lease, exchange or other disposition of all or substantially all of the assets of the Corporation to or with any other corporation, person or other entity; provided, however, that such two-thirds voting requirement shall not be applicable if the Board of Directors of the Corporation shall have approved such a transaction described in clause (i) or (ii) by resolution adopted by two-thirds of the members of the Board of Directors.

        NINTH: It is hereby declared to be a proper corporate purpose, reasonably calculated to benefit shareholders, for the Board of Directors to base the response of the Corporation to any "Acquisition Proposal" on the Board of Directors' evaluation of what is in the best interest of the Corporation and for the Board of Directors, in evaluating what is in the best interest of the Corporation, to consider:

        (i) The best interest of the shareholders; for this purpose the Board shall consider, among other factors, not only the consideration being offered in the Acquisition Proposal, in relation to the then current market price, but also in relation to the then current value of the Corporation in a freely negotiated transaction and in relation to the Board of Directors' then estimate of the future value of the Corporation as an independent entity, the business and financial conditions and earnings prospects of the acquiring person or persons, and the competence, experience and integrity of the acquiring person or persons and its or their management; and

        (ii) such other factors as the Board of Directors determines to be relevant, including, among other factors, the social, legal and economic effects of the Acquisition Proposal upon employees, suppliers, customers and business.

                "Acquisition Proposal" means any proposal of any person (a) for a tender offer or exchange offer for any equity security of the Corporation, (b) to merge or consolidate the Corporation with another corporation, or (c) to purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation.

        TENTH: Indemnification and Insurance.

         The Corporation may indemnify any director, officer, incorporator or any former director or officer of the Corporation and any person who is or has served at the request of the Corporation as a director, officer or trustee of another corporation, partnership, joint venture, trust or other enterprise (and his heirs, executors and administrators) against expenses, including attorneys fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him by reason of the fact that he is or was such director, officer, incorporator or trustee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to the full extent and according to the procedures and requirements set forth in the Ohio General Corporation Law as the same may be in effect from time to time. The indemnification provided for herein shall not be deemed to restrict the right of the Corporation to (i) indemnify employees, agents and others as permitted by such Law, (ii) purchase and maintain insurance or provide similar protection on behalf of the directors, officers or such other persons against liabilities asserted against them or expenses incurred by them arising out of their service to the Corporation as contemplated herein, and
(iii) enter into agreements with such directors, officers, incorporators, employees, agents or others indemnifying them against any and all liabilities (or such lesser indemnification as may be provided in such agreements) asserted against them or incurred by them arising out of their service to the Corporation as contemplated herein.

        ELEVENTH: Notwithstanding any provision of Chapter 1701 of the Ohio Revised Code, now or hereafter in effect, no shareholder shall have the right to vote cumulatively in the election of directors.

        TWELFTH: The provisions of Chapter 1704 of the Ohio Revised Code, now or hereafter in effect, shall be applicable to this corporation.

        THIRTEENTH: These Amended and Restated Articles may be amended by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Corporation on the proposal; provided, however, that the provisions set forth in Articles Seventh, Eighth, Ninth, Eleventh, Twelfth and Thirteenth, herein, may not be repealed or amended in any respect unless such action is approved by the affirmative vote of the holders of shares entitling them to exercise two-thirds of the voting power of the Corporation on the proposal.

        FOURTEENTH: These Second Amended and Restated Articles of Incorporation take the place of and supersede the existing Amended and Restated Articles of Incorporation as heretofore amended.

         IN WITNESS WHEREOF, Mike Brooks, President, and Curtis A. Loveland, Secretary, of Rocky Shoes & Boots, Inc., acting for and on behalf of the Corporation, have hereunto subscribed their names this 5th day of November, 1997.

                                       ROCKY SHOES & BOOTS, INC.



                                       By:    /s/ Mike Brooks
                                          -------------------------------------
                                                  Mike Brooks, President



                                       By: /s/ Curtis A. Loveland
                                          -------------------------------------
                                               Curtis A. Loveland, Secretary

                                    EXHIBIT B


                                     FORM OF

                                RIGHT CERTIFICATE


                                            Certificate No. R-___________ Rights


NOT EXERCISABLE AFTER NOVEMBER 5, 2007, OR EARLIER IF REDEEMED OR EXCHANGED. THE RIGHTS ARE SUBJECT TO EXPIRATION, REDEMPTION AND EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES SPECIFIED IN THE RIGHTS AGREEMENT, RIGHTS BENEFICIALLY OWNED BY CERTAIN PERSONS OR ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID.

                                RIGHT CERTIFICATE

                            ROCKY SHOES & BOOTS, INC.


         This certifies that ______________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms and conditions of a Rights Agreement (the "Rights Agreement") dated as of November 5, 1997, by and between Rocky Shoes & Boots, Inc., an Ohio corporation (the "Company"), and The Fifth Third Bank (the "Rights Agent"), to purchase from the Company at any time prior to the earlier of the Redemption Date (as such term is defined in the Rights Agreement) or 5:00 o'clock p.m., Cincinnati, Ohio time, on the Expiration Date (November 5, 2007), unless the Distribution Date (as defined in the Rights Agreement) shall have occurred on or prior to such date and the Rights shall have separated from the Common Shares, in which case the Expiration Date is the date that is the tenth anniversary of the Distribution Date), at the office or agency of the Rights Agent at 38 Fountain Square Plaza, Cincinnati, Ohio 45263, or at the office of its successor as Rights Agent, one one-hundredth of a fully paid and nonassessable share of Series B Junior Participating Cumulative Preferred Stock, no par value, of the Company (a "Preferred Share") or, in certain circumstances, other securities or other property, at a purchase price of $80.00 (Eighty dollars) per one one-hundredth of a Preferred Share (the "Exercise Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase, including Certificate, on the reverse side hereof completed and duly executed, with signature guaranteed.

         The number of Rights represented by this Right Certificate and the Exercise Price set forth above are the number of Rights and the Exercise Price as of November 5, 1997, based upon the

Preferred Shares as constituted on such date. As provided in the Rights Agreement, the Exercise Price and the number of Preferred Shares or other securities or other property that may be purchased upon the exercise of the Rights represented by this Right Certificate are subject to modification and adjustment upon the occurrence of certain events.

         The Rights Agreement contains a full description of the rights, limitations of rights, obligations, duties and immunities of the Rights Agent, the Company and the holders of Right Certificates. This Right Certificate is subject to all the terms and conditions of the Rights Agreement, which terms and conditions are hereby incorporated herein by reference and made a part hereof. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the above-mentioned offices of the Rights Agent.

         This Right Certificate, with or without other Right Certificates, upon presentation and surrender at the above-mentioned offices of the Rights Agent, with the Form of Assignment, including Certificate, on the reverse side hereof completed and duly executed, with signature guaranteed, may be exchanged for another Right Certificate or Right Certificates of like tenor and date representing Rights entitling the holder thereof to purchase a like aggregate number of Preferred Shares or, in certain circumstances, other securities or other property, as the Rights represented by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive, upon the surrender hereof with the Form of Election to Purchase, including Certificate, on the reverse side hereof completed and duly executed, with signature guaranteed, another Right Certificate or Right Certificates for the number of whole Rights not exercised. Subject to the provisions of the Rights Agreement, the Rights represented by this Right Certificate may be redeemed by the Company, at its option, at a redemption price of $0.001 per Right or, upon the occurrence of certain events, the Company, at its option, may exchange such Rights for fully paid and nonassessable shares of Common Stock, no par value, of the Company at an exchange ratio, per Right, of that number of Common Shares (as defined in the Rights Agreement) which, as of the date of the Board of Directors' action, has a Current Market Price (as defined in the Rights Agreement) equal to the difference between the Exercise Price and the Current Market Price of the Common Shares which each holder of a Right would have a right to receive upon the exercise of a Right on such date.

         No fractional securities shall be issued upon the exercise of any Right or Rights represented hereby (other than fractions of Preferred Shares that are integral multiples of one one-hundredth of a Preferred Share, that may, at the option of the Company, be represented by depository receipts), but in lieu thereof, a cash payment shall be made, as provided in the Rights Agreement.

         No holder of this Right Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or other securities of the Company that may at any time be issuable on the exercise hereof, nor shall anything contained herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, until the Right or Rights represented by this Right Certificate shall have been exercised as provided in the Rights Agreement.

         This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

         WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of _______________________, ____.


Attest:                                ROCKY SHOES & BOOTS, INC.


By:                                    By:
   ---------------------------            -------------------------------------
Name:    Curtis A. Loveland            Name:    Mike Brooks
Title:   Secretary                     Title:   Chairman of the Board, President
                                                and Chief Executive Officer


Countersigned:

THE FIFTH THIRD BANK

By:
   ------------------------------
Name:
     ----------------------------
Title:
      ---------------------------

                    FORM OF REVERSE SIDE OF RIGHT CERTIFICATE

                               FORM OF ASSIGNMENT
(To be executed by the registered holder if such holder desires to transfer any or all of the Rights represented by this Right Certificate)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________ (Name, address and social security or other identifying number of transferee)________________
(                           )  of the Rights represented by this Right
Certificate, together with all right, title and interest in and to said Rights, and hereby irrevocably constitutes and appoints _________________________ attorney to transfer said Rights on the books of Rocky Shoes & Boots, Inc. with full power of substitution.

Dated:
      ---------------------------             ---------------------------------
                                                            (Signature)

Signature Guaranteed:

                          FORM OF ELECTION TO PURCHASE
(To be executed by the registered holder if such holder desires to exercise any or all of the Rights represented by this Right Certificate)

To ROCKY SHOES & BOOTS, INC.:

The undersigned hereby irrevocably elects to exercise
___________________________ (_____________) of the Rights represented by this
Right Certificate to purchase the following:

(Check one of the following boxes)

         |_| The Preferred Shares or other securities or property issuable upon the exercise of said number of Rights pursuant to Section 7(c) of the Rights Agreement.

         |_| The shares of the Common Stock, no par value, of the Company, or other securities or property issuable upon the exercise of said number of Rights pursuant to Section 11(a)(ii) of the Rights Agreement.

         |_| The securities issuable upon the exercise of said number of Rights pursuant to Section 13(a) of the Rights Agreement.

The undersigned hereby requests that any such property and a certificate for any such securities be issued in the name of and delivered to:
                                                          ---------------------

(Name, address and social security or other identifying number of issuee)




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



The undersigned hereby further requests that if said number of Rights shall not be all the Rights represented by this Right Certificate, a new Right Certificate for the remaining balance of such Rights be issued in the name of and delivered to:_____________________________________________________________________________
(Name, address and social security or other identifying number of issuee)

Dated:
       --------------------------                 -----------------------------
                                                           (Signature)
Signature Guaranteed:

                                   CERTIFICATE
                           (to be completed, if true)

The undersigned hereby certifies that the Rights represented by this Right Certificate are not Beneficially Owned by a 20% Shareholder or an Affiliate or Associate of a 20% Shareholder (as such capitalized terms are defined in the Rights Agreement).

Dated:
      ---------------------------                 -----------------------------
                                                         (Signature)
Signature Guaranteed:


                                     NOTICE

The signatures to the foregoing Assignment and the foregoing Certificate, if applicable, must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever, and must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

In the event that the foregoing Certificate is not duly executed, with signature guaranteed, the Company may deem the Rights represented by this Right Certificate to be Beneficially Owned by a 20% Shareholder or an Affiliate or Associate of a 20% Shareholder (as such capitalized terms are defined in the Rights Agreement), and not issue any property or certificate for securities upon the exercise of this Right Certificate or issue any new Right Certificate for any remaining balance of unexercised Rights represented by this Right Certificate.

                                    EXHIBIT C

                            ROCKY SHOES & BOOTS, INC.

                                     FORM OF
                              SUMMARY OF THE RIGHTS



On November 5, 1997, the Board of Directors of Rocky Shoes & Boots, Inc. (the "Company") authorized and declared a dividend of one preferred stock purchase right (a "Right") for each share of common stock, no par value, of the Company (the "Common Shares"). The dividend is payable on November 24, 1997 (the "Record Date") to the holders of record of Common Shares as of the close of business on such date.

The following is a brief description of the Rights. It is intended to provide a general description only and is subject to the detailed terms and conditions of a Rights Agreement (the "Rights Agreement") dated as of November 5, 1997 by and between the Company and The Fifth Third Bank, as Rights Agent (the "Rights Agent").

         1.       COMMON SHARE CERTIFICATES REPRESENTING RIGHTS

         Until the Distribution Date (as defined in Section 2 below), (a) the Rights shall not be exercisable, (b) the Rights shall be attached to and trade only together with the Common Shares and (c) the stock certificates representing Common Shares shall also represent the Rights attached to such Common Shares. Common Share certificates issued after the Record Date and prior to the Distribution Date shall contain a notation incorporating the Rights Agreement by reference.

         2.       DISTRIBUTION DATE

         The "Distribution Date" is the earliest of:

                  (a) the tenth business day following the date of the first public announcement that any person (other than the Company or certain related entities, and with certain additional exceptions) has become the beneficial owner of 20% or more of the then outstanding Common Shares (such person is a "20% Shareholder" and the date of such public announcement is the "20% Ownership Date");

                  (b) the tenth business day (or such later day as shall be designated by the Board of Directors) following the date of the commencement of, or the announcement of an intention to make, a tender offer or exchange offer, the consummation of which would cause any person to become a 20% Shareholder; or

                  (c) the first date, on or after the 20% Ownership Date, upon which the Company is acquired in a merger or other business combination in which the Company is not the surviving corporation or in which the outstanding Common Shares are changed into or exchanged for stock or assets of another person, or upon which 50% or more of the Company's consolidated assets or earning power are sold (other than in transactions in the ordinary course of business).

         In calculating the percentage of outstanding Common Shares that are beneficially owned by any person, such person shall be deemed to beneficially own any Common Shares issuable upon the exercise, exchange or conversion of any options, warrants or other securities beneficially owned by such person; provided, however, that such Common Shares issuable upon such exercise shall not be deemed outstanding for the purpose of calculating the percentage of Common Shares that are beneficially owned by any other person. Notwithstanding the foregoing, if any person is the beneficial owner of at least 20% of the outstanding Common Shares as a result of any increase in the number of Common Shares issuable upon the exercise, exchange or conversion of outstanding securities, or any decrease in the number of outstanding Common Shares resulting from any stock repurchase plan or self tender offer of the Company, then such person shall not be deemed a "20% Shareholder" until such person thereafter acquires beneficial ownership of, in the aggregate, a number of additional Common Shares equal to 1% or more of the then outstanding Common Shares.

         No person who was the beneficial owner of 20% or more of the outstanding Common Shares on November 5, 1997, shall be deemed a 20% Shareholder for purposes of the Rights unless and until such person shall have acquired beneficial ownership of additional Common Shares amounting to 1% or more of the total Common Shares outstanding, or such person, after having reduced its beneficial ownership to less than 20% after November 5, 1997, shall thereafter increase its beneficial ownership to 20% or more of the outstanding Common Shares.

         Upon the close of business of the Distribution Date, the Rights shall separate from the Common Shares, Right certificates shall be issued, and the Rights shall become exercisable to purchase Preferred Shares as described in
Section 5 below.

         3.       ISSUANCE OF RIGHT CERTIFICATES

         As soon as practicable following the Distribution Date, separate certificates representing only Rights shall be mailed to the holders of record of Common Shares as of the close of business on the Distribution Date, and such separate Right certificates alone shall represent such Rights from and after the Distribution Date.


         4.       EXPIRATION OF RIGHTS

         The Rights shall expire on November 5, 2007, unless earlier redeemed or exchanged, unless the Distribution Date has previously occurred and the Rights have separated from the Common Shares, in which case the Rights will remain outstanding for ten years.


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



         5.       EXERCISE OF RIGHTS

         Unless the Rights have expired or been redeemed or exchanged, they may be exercised, at the option of the holders, pursuant to paragraphs (a), (b) or
(c) below. No Right may be exercised more than once or pursuant to more than one of such paragraphs. From and after the first event of the type described in paragraphs (b) or (c) below, each Right that is beneficially owned by a 20% Shareholder or that was attached to a Common Share that is subject to an option beneficially owned by a 20% Shareholder shall be void.

                  (a)      RIGHT TO PURCHASE PREFERRED SHARES.

                  From and after the close of business on the Distribution Date, each Right (other than a Right that has become void) shall be exercisable to purchase one one-hundredth of a share of Series B Junior Participating Cumulative Preferred Stock, no par value, of the Company (the "Preferred Shares"), at an exercise price of $80.00 (Eighty dollars) (the "Exercise Price"). Prior to the Distribution Date, the Company may substitute for all or any portion of the Preferred Shares that would otherwise be issuable upon exercise of the Rights, cash, assets or other securities having the same aggregate value as such Preferred Shares. The Preferred Shares are nonredeemable and, unless otherwise provided in connection with the creation of a subsequent series of preferred stock, are subordinate to any other series of the Company's preferred stock whether issue before or after the issuance of the Preferred Shares. The Preferred Shares may not be issued except upon exercise of Rights. The holder of a Preferred Share is entitled to receive when, as and if declared, the greater of (i) a preferential annual dividend of $1.00 per Preferred Share ($.01 per one one-hundredth of a Preferred Share); or (ii) cash and non-cash dividends in an amount equal to 100 times the dividends declared on each Common Share. In the event of liquidation, the holders of Preferred Shares shall be entitled to receive a liquidation payment in an amount equal to the greater of (1) $1.00 per Preferred Share ($.01 per one one-hundredth of a Preferred Share), plus all accrued and unpaid dividends and distributions on the Preferred Shares, or (2) an amount equal to 100 times the aggregate amount to be distributed per Common Share. Each Preferred Share has 100 votes, voting together with the Common Shares. In the event of any merger, consolidation or other transaction in which Common Shares are exchanged, the holder of a Preferred Share shall be entitled to receive 100 times the amount received per Common Share. The rights of the Preferred Shares as to dividends, voting and liquidation preferences are protected by antidilution provisions. It is anticipated that the value of one one-hundredth of a Preferred Share should approximate the value of one Common Share.

                  (b) RIGHT TO PURCHASE COMMON SHARES OF THE COMPANY ("FLIP-IN RIGHT").


                  From and after the close of business on the tenth business day following the 20% Ownership Date, each Right (other than a Right that has become void) shall be exercisable to purchase, at the Exercise Price (initially $80.00), Common Shares with a market value equal to two times the Exercise Price. If the Company does not have sufficient Common Shares available for all Rights to be exercised, the Company shall substitute for all or any portion of the Common Shares that would otherwise be issuable upon the exercise of the Rights, cash, assets or other securities having the same aggregate value as such Common Shares.

                  (c) RIGHT TO PURCHASE COMMON STOCK OF A SUCCESSOR CORPORATION ("FLIP-OVER RIGHT").

                  If, on or after the 20% Ownership Date, (i) the Company is acquired in a merger or other business combination in which the Company is not the surviving corporation, (ii) the Company is the surviving corporation in a merger or other business combination in which all or part of the outstanding Common Shares are changed into or exchanged for stock or assets of another person or (iii) 50% or more of the Company's consolidated assets or earning power are sold (other than in transactions in the ordinary course of business), then each Right (other than a Right that has become void) shall thereafter be exercisable to purchase, at the Exercise Price (initially $80.00), shares of common stock of the surviving corporation or purchaser, respectively, with an aggregate market value equal to two times the Exercise Price.

         6.       ADJUSTMENTS TO PREVENT DILUTION

         The Exercise Price, the number of outstanding Rights and the number of Preferred Shares or Common Shares issuable upon exercise of the Rights are subject to adjustment from time to time as set forth in the Rights Agreement in order to prevent dilution. With certain exceptions, no adjustment in the Exercise Price shall be required until cumulative adjustments require an adjustment of at least 1%.

         7.       CASH PAID INSTEAD OF ISSUING FRACTIONAL SECURITIES

         No fractional securities shall be issued upon exercise of a Right (other than fractions of Preferred Shares that are integral multiples of one one-hundredth of a Preferred Share and that may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash shall be made based on the market price of such securities on the last trading date prior to the date of exercise.

         8.       REDEMPTION

         At any time prior to the earlier of (a) the tenth business day (or such later day as shall be designated by the Board of Directors) following the date of the commencement of, or the announcement of an intention to make, a tender offer or exchange offer, the consummation of which would cause any person to become a 20% Shareholder, (b) the tenth business day after the 20% Ownership Date or (c) the first event of the type giving rise to exercise rights under
Section 5(c)
above, the Board of Directors may, at its option, direct the Company to redeem the Rights in whole, but not in part, at a price of $0.001 per Right (the "Redemption Price"), and the Company shall so redeem the Rights; provided, however, that any redemption after there is a 20% Shareholder shall also require the approval of a majority of those directors of the Company who were directors prior to such date. Immediately upon such action by the Board of Directors (the date of such action is the "Redemption Date"), the right of the holders of Rights thereafter shall be to receive the Redemption Price.

         9.       EXCHANGE

         At any time after the 20% Ownership Date and prior to the first date thereafter upon which a 20% Shareholder shall be the beneficial owner of 50% or more of the outstanding Common Shares, the Board of Directors may, at its option, direct the Company to exchange all, but not less than all, of the then outstanding Rights (other than a Right that has become void) for Common Shares at an exchange ratio equal to one Common Share per Right on such date (the "Exchange Ratio"), and the Company shall so exchange the Rights. Immediately upon such action by the Board of Directors, the right to exercise Rights shall terminate and the only right of the holders of Rights thereafter shall be to receive a number of Common Shares equal to the Exchange Ratio.

         10.      NO SHAREHOLDER RIGHTS PRIOR TO EXERCISE

         Until a Right is exercised, the holder thereof, as such, shall have no rights as a shareholder of the Company (other than rights resulting from such holder's ownership of Common Shares), including, without limitation, the right to vote or to receive dividends.

         11.      AMENDMENT OF RIGHTS AGREEMENT

         The Board of Directors may, from time to time, without the approval of any holder of Rights, direct the Company and the Rights Agent to supplement or amend any provision of the Rights Agreement in any manner, whether or not such supplement or amendment is adverse to any holder of Rights, and the Company and the Rights Agent shall so supplement or amend such provision; provided, however, that from and after the earliest of (a) the tenth business day (or such later day as shall be designated by the Board of Directors) following the date of the commencement of, or the announcement of an intention to make, a tender offer or exchange offer, the consummation of which would cause any person to become a 20% Shareholder, (b) the 20% Ownership Date, (c) the first event of the type giving rise to exercise rights under Section 5(c) above, or (d) the Redemption Date, the Rights Agreement shall not be supplemented or amended in any manner that would materially and adversely affect any holder of outstanding Rights other than a 20% Shareholder; provided, further that from and after the first date upon which there shall exist a 20% Shareholder, the Rights Agreement shall not be supplemented or amended in any manner without the approval of a majority of the Company's directors who were directors prior to such date.